UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Amendment No. )

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SERVICETITAN, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SERVICETITAN, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held at 12:00 PM PT on Wednesday, June 17, 2026

Dear Stockholders of ServiceTitan, Inc.:

We cordially invite you to attend the 2026 annual meeting of stockholders (the “Annual Meeting”) of ServiceTitan, Inc., a Delaware corporation, which will be held virtually on Wednesday, June 17, 2026, at 12:00 PM (U.S. Pacific Time). You can attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/TTAN2026, where you will be able to listen to the meeting live, submit questions and vote your shares online during the meeting, just as you could at an in-person meeting.

We are holding the Annual Meeting for the following purposes, as more fully described in the accompanying proxy statement:

1.
To elect three Class II directors to serve until our 2029 annual meeting of stockholders and until their respective successors are duly elected and qualified;
2.
To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending January 31, 2027;
3.
To approve, on an advisory basis, the frequency of future stockholder advisory votes on the compensation of our named executive officers; and
4.
To transact such other business as may properly come before the Annual Meeting or any adjournments, continuations, or postponements thereof.

Our board of directors has fixed the close of business on April 22, 2026 (U.S. Eastern Time) as the record date (the “Record Date”) for the Annual Meeting. Only stockholders of record on the Record Date are entitled to notice of, and to vote at, the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for any purpose germane to the Annual Meeting for a period of ten days ending the date prior to the date of the Annual Meeting at our principal executive offices at 800 N. Brand Blvd., Suite 100, Glendale, California 91203. Further information regarding voting rights, the matters to be voted upon and instructions to attend the Annual Meeting is presented in the accompanying proxy statement.

The Notice of Internet Availability of Proxy Materials containing instructions on how to access the proxy statement and our Annual Report on Form 10-K for the fiscal year ended January 31, 2026 (the “Annual Report”) is first being mailed on or about May 5, 2026 to all stockholders entitled to vote at the Annual Meeting. The accompanying proxy statement and our Annual Report can be accessed by visiting www.proxyvote.com. You will be asked to enter the 16-digit control number located on your Notice of Internet Availability of Proxy Materials, your proxy card or the instructions that accompanied your proxy materials to attend the Annual Meeting.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting, we urge you to submit your vote via the Internet, telephone or mail as soon as possible to ensure your shares are represented. For additional instructions on attending the Annual Meeting or voting your shares, please refer to the section titled “Questions and Answers About Our Proxy Materials and the Annual Meeting” in this proxy statement. Returning the proxy does not deprive you of your right to attend the Annual Meeting or to vote your shares at the Annual Meeting.

We appreciate your continued support.

By order of the Board of Directors,

Ara Mahdessian Co-Founder, Chief Executive Officer and Chairperson of the Board of Directors

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE STOCKHOLDER MEETING TO BE HELD ON WEDNESDAY, JUNE 17, 2026

This Notice and Proxy Statement and the Annual Report are available at http://www.proxyvote.com

EXECUTIVE SUMMARY

This summary highlights information regarding the 2026 annual meeting of stockholders of ServiceTitan, Inc., a Delaware corporation (referred to herein as the “Company,” “ServiceTitan,” “we,” “us” or “our”) contained elsewhere in this proxy statement. This summary does not contain all of the information you should consider, and you should read the entire proxy statement carefully before voting. Throughout this proxy statement, we refer to our 2026 annual meeting of stockholders (and any adjournments, continuations, or postponements thereof) as the “Annual Meeting.”

Information about our 2026 Annual Meeting of Stockholders

Date and Time: Wednesday, June 17, 2026, at 12:00 PM PT.

Location: The Annual Meeting will be a completely virtual meeting. You can attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/TTAN2026, where you will be able to listen to the meeting live, submit questions, and vote your shares online during the meeting.

Record Date: April 22, 2026. Only holders of record at the close of business on the Record Date will be entitled to notice of, and to vote at, the Annual Meeting and any adjournment, continuation or postponement of the annual meeting. At the close of business on the Record Date, there were 82,736,786 shares of our Class A common stock outstanding and 12,651,154 shares of Class B common stock outstanding. Each share of Class A common stock is entitled to one vote on each proposal, and each share of Class B common stock is entitled to 10 votes on each proposal.

The Notice of Annual Meeting and this Proxy Statement are first being distributed or made available, as the case may be, on or about May 5, 2026 to our stockholders of record as of the close of business on the Record Date.

Voting Matters

Proposals		Board Recommendation	Page Number for Additional Information
1	To elect Michael Brown, Byron Deeter, and Vahe Kuzoyan as our Class II directors to serve until our 2029 annual meeting of stockholders and until their respective successors are duly elected and qualified.	FOR	18
2	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending January 31, 2027.	FOR	19
3	To approve, on an advisory basis, the frequency of future stockholder advisory votes on the compensation of our named executive officers.	1 YEAR	22

We will also transact such other business as may properly come before the Annual Meeting. As of the date this proxy statement went to print, we have not received notice of any such business.

Information contained on or accessible through our website is not incorporated by reference in this proxy statement, and references to our website address in this proxy statement are inactive textual references only.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

We are committed to having sound corporate governance principles. Our business affairs are managed under the direction of our board of directors, which is currently composed of nine members. Each of our current directors, other than Messrs. Mahdessian and Kuzoyan, is independent within the meaning of the listing rules of The Nasdaq Stock Market LLC (“Nasdaq”). Our board of directors is divided into three staggered classes of directors. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the class whose term is then expiring.

The following table sets forth the names, ages as of May 5, 2026, and certain other information for each of the members of our board of directors with terms expiring at the Annual Meeting, who are also nominees for election as a director at the Annual Meeting, and for each of the other current members of our board of directors.

Name	Class	Age	Position(s)	Director Since	Current Term Expires	Expiration of Term For Which Nominated
Directors with Terms Expiring at the Annual Meeting
Michael Brown(1)(3)	II	54	Director	2018	2026	2029
Byron Deeter(2)	II	51	Director	2015	2026	2029
Vahe Kuzoyan	II	42	Co-Founder, President and Director	2007	2026	2029

Continuing Directors
Nina Achadjian(2)(3)	III	40	Director	2018	2027	—
Ilya Golubovich(1)	III	40	Director	2007	2027	—
William Griffith(3)	III	54	Director	2016	2027	—
Tim Cabral(1)*	I	58	Director	2019	2028	—
William Hsu(2)	I	50	Director	2015	2028	—
Ara Mahdessian	I	40	Co-Founder, Chief Executive Officer, Chairperson of the Board	2007	2028	—

(1)
Member of our audit committee.
(2)
Member of our nominating and corporate governance committee.
(3)
Member of our compensation committee.

* Lead Independent Director

Director Nominees

Michael Brown. Michael Brown has served as a member of our board of directors since February 2018. Mr. Brown is a General Partner at Battery Ventures, a global venture capital and private equity firm, which he joined in December 1998, and he currently serves on the boards of directors of several privately held companies. Mr. Brown was previously a member of the High Technology Group at Goldman Sachs & Co., a global investment bank, from 1996 until 1998 and worked as a Financial Analyst within Goldman’s Financial Institutions Group from 1994 until 1996. Mr. Brown previously served as the chair of the National Venture Capital Association from June 2021 to June 2022, and holds a B.S. in Finance and International Business from Georgetown University.

Mr. Brown was selected to serve on our board of directors because of his extensive experience in the venture capital industry, his knowledge of the technology industry, and his experience serving as a director of various publicly and privately held technology companies.

Byron Deeter. Byron Deeter has served as a member of our board of directors since March 2015. Since April 2005, Mr. Deeter has served as a Partner of Bessemer Venture Partners, a venture capital and private equity investment firm. From April 2004 to April 2005, Mr. Deeter served as a Business Development & Market Development Executive at International Business Machines Corporation, or IBM, a technology and consulting company. From December 1999 to April 2004, Mr. Deeter served in several roles at Trigo Technologies, Inc., a product information management company, which was acquired by IBM in 2004, including co-founder, President, Chief Executive Officer and Vice President of Business Development. Prior to this, Mr. Deeter served as an Associate at TA Associates, a private equity firm, and as an Analyst at McKinsey & Company, a business consulting firm. Mr. Deeter served on the board of directors of Twilio, Inc., a publicly traded cloud communications platform as a service company, from November 2010 to April 2024, and also currently serves on the boards of directors of several privately held companies. He previously served on the board of directors of SendGrid, Inc., a publicly traded customer communication platform, from January 2012 until February 2019, prior to SendGrid’s acquisition by Twilio, in addition to several other publicly traded and privately held companies. Mr. Deeter holds a B.A. in Political Economy from the University of California, Berkeley.

Mr. Deeter was selected to serve on our board of directors because of his extensive experience in the venture capital industry, his knowledge of the technology industry and his experience as a director of publicly and privately held technology companies.

Vahe Kuzoyan. Vahe Kuzoyan is one of our co-founders and has served as our President and as a member of our board of directors, and has led our product and development efforts, since our founding in June 2007. Mr. Kuzoyan holds a B.A. in Neuroscience and a B.S. in Computer Science from the University of Southern California.

Mr. Kuzoyan was selected to serve on our board of directors because of the perspective and experience he brings as our President and as a co-founder.

Continuing Directors

Tim Cabral. Tim Cabral has served as a member of our board of directors since November 2019. From February 2010 to September 2020, Mr. Cabral served as Chief Financial Officer of Veeva Systems Inc., a cloud-computing company, continued to serve as an Advisor from September 2020 to January 2022 and served as interim Chief Financial Officer from April 2024 to September 2024. From February 2008 to February 2010, Mr. Cabral served as Chief Financial Officer and Chief Operations Officer of Modus Group, LLC, a wireless solutions and services company, and served as Chief Financial Officer and Vice President of Operations for Agistics, Inc., an employee management services company, from March 2005 to June 2007. Prior to joining Agistics, Inc., Mr. Cabral served in various leadership roles in finance at PeopleSoft, Inc., a computer technology company acquired by Oracle Corporation. Mr. Cabral has served on the boards of directors of Veeva Systems Inc., a publicly traded cloud-computing company, since January 2022 and Doximity, Inc., a publicly traded online network for medical professionals, since September 2020. He previously served on the board of directors of Aptus Corporation, a software provider, from October 2017 to October 2018, when it was acquired by Thoma Bravo, and SingleStore, Inc., a private cloud database company from March 2021 to October 2025. Mr. Cabral holds a B.S. in Finance from Santa Clara University and an M.B.A. from the Leavey School of Business at Santa Clara University.

Mr. Cabral was selected to serve on our board of directors because of his knowledge of the technology industry and his extensive experience in various financial leadership roles.

William Hsu. William Hsu has served on our board of directors since March 2015. Since September 2011, Mr. Hsu has served as a founding partner of Mucker Capital, a venture capital firm. Prior to founding Mucker Capital, from October 2008 to October 2011, Mr. Hsu served as SVP and Chief Product Officer of AT&T Interactive, a digital advertising and marketing services company. Prior to AT&T Interactive, Mr. Hsu served in various leadership and product management positions at Green Dot Corporation, a financial technology company, eBay Inc., a global commerce and payments platform, and BuildPoint Corporation, a provider of online bid management services acquired by Roper Technologies, Inc. Mr. Hsu began his career in investment banking at Credit Suisse First Boston, a global investment bank. Mr. Hsu currently serves on the boards of directors of several privately held companies. Mr. Hsu holds a B.S. in Industrial Engineering from Stanford University and an M.B.A. from the Wharton School of University of Pennsylvania.

Mr. Hsu was selected to serve on our board of directors because of his extensive serving in various leadership and product management roles at technology companies, and his experience serving as a director of various privately held companies.

Ara Mahdessian. Ara Mahdessian is one of our co-founders and has served as our Chief Executive Officer and as a member of our board of directors since June 2007. Mr. Mahdessian holds a B.S. in Management Science and Engineering from Stanford University.

Mr. Mahdessian was selected to serve on our board of directors because of the perspective and experience he brings as our Chief Executive Officer and as a co-founder.

Nina Achadjian. Nina Achadjian has served as a member of our board of directors since November 2018. Since October 2017, Ms. Achadjian has been an investor at Index Ventures, an international venture capital firm, where she served as Principal from October 2017 to March 2020 and has served as Partner since April 2020. Ms. Achadjian currently serves on the boards of directors of several private technology companies, including Transcend, Inc., Persona Identities, Inc., Seso Inc., Shopmonkey, Inc., Vizcom Technologies, Inc., Allegro Labs, Inc., and Revel Software Corporation among others. Prior to working in the venture capital industry, Ms. Achadjian held an operating role at Google LLC, an internet search and a technology company, and began her career in sales and trading at Citigroup Inc., a global investment bank. Ms. Achadjian holds a B.A. in Government from Harvard University.

Ms. Achadjian was selected to serve on our board of directors because of her extensive experience in the venture capital industry, her knowledge of the technology industry, and her experience serving as a director of various privately held technology companies.

Ilya Golubovich. Ilya Golubovich has served as a member of our board of directors since June 2007. Since April 2023, Mr. Golubovich has served as the Chief Business Officer of A2VE Capital Advisors Ltd., an investment and business advisory firm. He previously served as the founding and managing partner of I2BF Global Ventures, an international venture capital firm, from June 2007 until April 2023. Mr. Golubovich currently serves on the boards of directors of several privately held companies. He previously served on the boards of directors of Presto Automation Inc., a publicly traded provider of technology solutions to the restaurant industry, from April 2017 to February 2024, and Maxwell Technologies, Inc., then a publicly traded manufacturer of energy storage and power deliver solutions, from May 2017 to May 2019, prior to Maxwell’s acquisition by Tesla, Inc., as well as on the boards of directors of several privately held companies. Mr. Golubovich holds a B.S. in Management Science and Engineering from Stanford University.

Mr. Golubovich was selected to serve on our board of directors because of his extensive experience in the venture capital industry, his knowledge of the technology industry, and his experience serving as a director of publicly and privately held technology companies.

William Griffith. William Griffith has served as a member of our board of directors since November 2016. Since January 2013, Mr. Griffith has been a Partner of ICONIQ Capital, LLC, a global investment firm, where he founded ICONIQ Growth, ICONIQ’s venture and growth equity investing platform. Prior to joining ICONIQ, Mr. Griffith worked at Technology Crossover Ventures, a private equity and venture capital firm, from August 2000 to December 2011, where he was a General Partner. Mr. Griffith began his career in investment banking at Morgan Stanley and at the Beacon Group, a private equity firm acquired by JPMorgan Chase. Mr. Griffith has served on the board of directors of Procore Technologies, Inc., a publicly traded construction management software company, since December 2015, and also serves on the boards of directors of several privately-held companies. Previously, Mr. Griffith served on the boards of directors of BlackLine, Inc., a publicly traded enterprise software company, from September 2013 to February 2020, and Orbitz Worldwide, Inc., a publicly traded online travel company, from July 2007 to August 2011. Mr. Griffith holds an M.B.A. from Stanford University Graduate School of Business and an A.B. in History and Engineering from Dartmouth College.

Mr. Griffith was selected to serve on our board of directors because of his experience in the venture capital industry, his knowledge of the technology industry, and his extensive experience as a director of publicly and privately held technology companies.

Director Independence

Our board of directors has undertaken a review of the independence of each director. Based on information provided by each director concerning his or her background, employment and affiliations, our board of directors has determined that each of Michael Brown, Byron Deeter, Nina Achadjian, Ilya Golubovich, William Griffith, Tim Cabral and William Hsu, is “independent” as that term is defined under Nasdaq listing rules. In making these determinations, our board of directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and the transactions involving them described in the section titled “Certain Relationships, Related Party and Other Transactions.”

In addition, each member of our audit committee and our compensation committee meets the enhanced independence standards required for such committee members under the applicable rules and regulations of the Securities and Exchange Commission (the “SEC”) and Nasdaq listing rules.

There are no family relationships among any of our directors or executive officers.

Board of Directors Leadership Structure and Role of Our Lead Independent Director

Our amended and restated bylaws and corporate governance guidelines provide our board of directors with flexibility to combine or separate the positions of Chief Executive Officer and Chairperson of our board of directors and to implement a lead independent director in accordance with its determination regarding which structure would be in the best interests of our Company.

We believe that we, like many U.S. companies, are well-served by a flexible leadership structure. Currently, the roles are combined, with Mr. Mahdessian serving as both Chief Executive Officer and Chairperson of our board of directors. Our board of directors has determined that combining the roles of Chairperson of the board of directors and Chief Executive Officer is best for our Company and its stockholders at this time because it promotes unified leadership by Mr. Mahdessian and allows for a single, clear focus for management to execute the Company’s strategy and business plans. Our board of directors is comprised of individuals with extensive experience in finance, the technology industry, and public company management. For these reasons and because of the strong leadership of Mr. Mahdessian as Chairperson of the board of directors and Chief Executive Officer, our board of directors has concluded that our current leadership structure is appropriate at this time.

Mr. Cabral has served as our lead independent director since November 2024. As lead independent director, Mr. Cabral presides over all meetings of the board of directors at which the Chairperson is not present, including any executive sessions of the independent directors, approves board of directors meeting schedules and agendas and acts as the liaison between the independent directors and our Chief Executive Officer and Chairperson of our board of directors. Our board of directors has concluded that our current leadership structure is appropriate at this time. However, our board of directors will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.

Executive Sessions

Executive sessions, which are meetings of independent members of the board of directors, are regularly held throughout the year. The lead independent director presides at the executive sessions. The Audit, Compensation, and Nominating and Corporate Governance Committees also meet regularly in executive session.

Board of Directors Meetings, Attendance and Committees

During our fiscal year ended January 31, 2026, our board of directors held six meetings, and each director attended at least 75% of the aggregate of (i) the total number of meetings of our board of directors held during the period for which such director has served as a director and (ii) the total number of meetings held by all committees of our board of directors on which such director has served during the periods that such director has served as a committee member.

Although we do not have a formal policy regarding attendance by members of our board of directors at our annual meetings of stockholders, we encourage, but do not require, members of our board of directors to attend. All members of our board of directors attended our 2025 annual meeting of stockholders.

Our board of directors has established an audit committee, a compensation committee and a nominating and corporate governance committee. The composition and responsibilities of each of the committees of our board of directors are described below. Members serve on these committees until the election and qualification of their respective successor, their earlier death, resignation or removal, or until as otherwise determined by our board of directors.

Audit Committee

Our audit committee consists of Michael Brown, Tim Cabral and Ilya Golubovich, with Mr. Cabral serving as Chair. Our board of directors has determined that each of our audit committee members meets the definition of “independent director” for purposes of serving on the audit committee under Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Nasdaq listing rules, including the enhanced independence requirements applicable to members of audit committees. Each member of our audit committee also meets the financial literacy and sophistication requirements of the Nasdaq listing rules. In addition, our board of directors has determined that Mr. Cabral is an “audit committee financial expert” within the meaning of Item 407(d) of Regulation S-K.

Our audit committee is, among other matters, responsible for the following:

•
appointing, compensating, retaining, evaluating, terminating, and overseeing the work of our independent registered public accounting firm;
•
helping to ensure the independence and performance of our independent registered public accounting firm;
•
discussing the scope of the annual audit with our independent registered public accounting firm, and reviewing, with management and our independent registered public accounting firm, the results of the annual audit;
•
overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the quarterly and annual financial statements that we file with the SEC;
•
establishing procedures for our employees to confidentially and anonymously submit concerns about questionable accounting or audit matters;
•
reviewing our policies on risk assessment and risk management, including responsibility for oversight of risks and exposures associated with financial and cybersecurity risks;
•
reviewing related person transactions; and
•
approving or, as required, pre-approving, all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by our independent registered public accounting firm.

Our audit committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and Nasdaq listing rules. A copy of the charter of our audit committee is available on our investor relations website at https://investors.servicetitan.com. Information on or accessible through our website is not incorporated by reference in this proxy statement. During fiscal 2026, our audit committee held seven meetings.

Compensation Committee

Our compensation committee consists of Nina Achadjian, Michael Brown and William Griffith, with Mr. Brown serving as Chair. Our board of directors has determined that each of our compensation committee members meets the definition of “independent director” for purposes of serving on the compensation committee under Nasdaq listing rules, including the enhanced independence requirements applicable to members of compensation committees. Ms. Achadjian and Mr. Brown are also “non-employee directors” as defined in Rule 16b-3 promulgated under the Exchange Act.

Our compensation committee is, among other matters, responsible for the following:

•
reviewing and approving, or making recommendations to our board of directors regarding, the compensation of our Section 16 officers;
•
overseeing our overall compensation philosophy and compensation programs, policies, and plans, and our benefits programs, in each case including those for our Section 16 officers;
•
reviewing and approving any employment and severance agreement arrangements for our Section 16 officers and other members of senior management;
•
administering and overseeing our compliance with our compensation recovery policy required by applicable rules and regulations of the SEC and Nasdaq listing rules;
•
overseeing our succession planning for Ara Mahdessian and Vahe Kuzoyan (our “Co-Founders”) and our other officers;
•
evaluating and making recommendations to our board of directors regarding the compensation of our directors; and
•
administering our incentive and equity compensation plans.

Our compensation committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and Nasdaq listing rules. A copy of the charter of our compensation committee is available on our investor relations website at https://investors.servicetitan.com. Information on or accessible through our website is not incorporated by reference in this proxy statement. During fiscal 2026, our compensation committee held four meetings.

Compensation-Setting Process

Our compensation committee is primarily responsible for overseeing our overall compensation structure, programs, and policies, and reviewing our processes and procedures for the consideration and determination of director and executive officer compensation. In fulfilling its responsibilities, our compensation committee has the authority to delegate any or all of its responsibilities to a subcommittee of the compensation committee. In addition, the primary objective of our compensation committee is to develop and implement compensation programs and policies that ensure the attraction and retention of key management personnel, the motivation of management to achieve our corporate goals and strategies, and the alignment of the interests of management with the long-term interests of our stockholders. Our compensation committee considers recommendations from our Chief Executive Officer and our President regarding the compensation of our executive officers other than themselves.

Our compensation committee may obtain the advice of compensation consultants, independent legal counsel, and other advisers. During the fiscal year ended January 31, 2026, our compensation committee retained Compensia, Inc. (“Compensia”), a national compensation consulting firm with compensation expertise relating to technology companies, to provide it with market information, analysis, and other advice relating to executive compensation on an ongoing basis. Compensia was engaged directly by our compensation committee to, among other things, assist in developing an appropriate group of peer companies to help us determine the appropriate level of overall compensation for our executive officers and non-employee directors, as well as to assess each separate element of executive officer and non-employee director compensation, with a goal of ensuring that the compensation we offer to our executive officers and non-employee directors is competitive, fair, and appropriately structured. For more information on our compensation-setting process, please refer to the section titled “Compensation Discussion & Analysis - Oversight of Our Executive Compensation Programs and Policies”.

Compensation Committee Interlocks and Insider Participation

During the past fiscal year, Nina Achadjian, Michael Brown and William Griffith served on our compensation committee. None of the current members of our compensation committee, or any member that served during the past fiscal year, is or has been an officer or employee of our Company. None of the current members of our compensation committee, nor any member who served on the committee during the past fiscal year, had any relationship requiring disclosure under Item 404 of Regulation S-K, apart from William Griffith, as described under “Certain Relationships and Related Party Transactions." None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions) of any entity that has one or more of its executive officers serving on our compensation committee. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the compensation committee (or other board committee performing equivalent functions) of any entity that has one or more of its executive officers serving on our board of directors.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee currently consists of Nina Achadjian, Byron Deeter and William Hsu, with Mr. Deeter serving as Chair. Our board of directors has determined that each of our nominating and corporate governance committee members meets the definition of “independent director” for purposes of serving on the nominating and corporate governance committee under Nasdaq listing rules.

Our nominating and corporate governance committee is, among other matters, responsible for the following:

•
identifying, evaluating and selecting, or making recommendations to our board of directors regarding, nominees for election to our board of directors and its committees;
•
evaluating the performance of our board of directors and of individual directors;
•
considering and making recommendations to our board of directors regarding the composition of our board of directors and its committees;
•
reviewing developments in and evaluating the adequacy of our corporate governance practices and reporting; and
•
developing and making recommendations to our board of directors regarding our corporate governance guidelines and other governance matters.

Our nominating and corporate governance committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and Nasdaq listing rules. A copy of the charter of our nominating and corporate governance committee is available on our investor relations website at https://investors.servicetitan.com. Information on or accessible through our website is not incorporated by reference in this proxy statement. Our nominating and corporate governance committee held one meeting during fiscal 2026.

Considerations in Evaluating Director Nominees

Our nominating and corporate governance committee uses a variety of methods for identifying and evaluating director nominees, which may include reviewing candidates whom our stockholders have properly submitted for recommendation or retaining a third-party executive search firm to identify and review candidates.

Our nominating and corporate governance committee, in recommending director candidates for election to our board of directors, and our board of directors, in nominating director candidates, will consider candidates who have a high level of personal and professional integrity, strong ethics and values, and the ability to make mature business judgments.

In evaluating director candidates, our nominating and corporate governance committee and our board of directors may also consider the following criteria as well as any other factor that they deem to be relevant:

•
the candidate’s experience in corporate management, such as serving as an officer or former officer of a publicly held company;
•
the candidate’s experience as a board member of other companies, including service on the board of directors of another publicly held company;
•
the candidate’s professional and academic experience relevant to our industry;
•
the strength of the candidate’s leadership skills;
•
the candidate’s experience in finance and accounting and/or executive compensation practices; and
•
whether the candidate has the time required for preparation, participation, and attendance at board of director meetings and committee meetings, if applicable.

In addition, our board of directors will consider whether there are potential conflicts of interest with the candidate’s other personal and professional pursuits.

After completing its review and evaluation of director candidates, our nominating and corporate governance committee recommends to our full board of directors the director nominees for selection.

Stockholder Recommendations and Nominations to our Board of Directors

Our nominating and corporate governance committee has not adopted a specific policy regarding the consideration of director nominees recommended to our nominating and corporate governance committee by stockholders. Our board of directors believes that the procedures set forth in our nominating and corporate governance committee charter and our amended and restated bylaws are currently sufficient and that the establishment of a formal policy is not necessary. There would be no difference in the evaluation process of a director candidate recommended by a stockholder as compared to the evaluation process of a candidate identified by any other means.

Our nominating and corporate governance committee will evaluate such recommendations in accordance with its charter, our amended and restated bylaws and our policies and procedures for director candidates, as well as the director nominee criteria described above that is applicable to all director candidates. This process is designed to ensure that our board of directors includes members with skills and experiences, including appropriate financial and other expertise, relevant to our business. Stockholders may recommend a candidate for nomination by submitting the recommendation in writing to the attention of our Secretary at ServiceTitan, Inc., 800 N. Brand Blvd., Suite 100, Glendale, California 91203. Such recommendation must include detailed biographical data for and relevant qualifications of the candidate, a statement of support by the recommending stockholder, evidence of the recommending stockholder’s ownership of our capital stock, a signed letter from the candidate confirming willingness to serve on our board of directors, if nominated and elected, and information regarding any relationships between the candidate and the Company. Our nominating and corporate governance committee has discretion to decide which individuals to recommend for nomination as directors.

Under our amended and restated bylaws, stockholders may also directly nominate persons for our board of directors. Any nomination must comply with the requirements set forth in our amended and restated bylaws and should be sent in writing to our Secretary at ServiceTitan, Inc., 800 N. Brand Blvd., Suite 100, Glendale, California 91203.

Communications with Members of Our Board of Directors

Interested parties wishing to communicate with the members of our board of directors may do so by writing to the particular member or members of our board of directors, and mailing the correspondence via registered or overnight mail to the attention of our Secretary at ServiceTitan, Inc., 800 N. Brand Blvd., Suite 100, Glendale, California 91203. Each communication should set forth (i) the name and address of the interested party (as it appears on our books, if applicable) and if the shares of our common stock are held by a nominee, the name and address of the beneficial owner of such shares, and (ii) the class and number of shares of our common stock that are owned of record by the record holder and beneficially by the beneficial owner.

Our Secretary, in consultation with appropriate members of our board of directors, as necessary, will review all incoming communications and, if appropriate, forward such communications to the appropriate member or members of our board of directors, or if none is specified, to the Chairperson of our board of directors or the Lead Independent Director if the Chairperson of our board of directors is not independent.

Corporate Governance Guidelines and Code of Ethics and Conduct

Our board of directors has adopted Corporate Governance Guidelines that address items such as the qualifications and responsibilities of our directors and director candidates and the responsibilities of members of committees of our board of directors.

In addition, our board of directors has adopted a Code of Ethics and Conduct that applies to all of our employees, officers and directors, including our principal executive officer, principal financial officer, and principal accounting officer. The full texts of our Corporate Governance Guidelines and our Code of Ethics and Conduct are posted on our investor relations website at https://investors.servicetitan.com. Information on or accessible through our website is not incorporated by reference in this proxy statement. We will post amendments to our Corporate Governance Guidelines and our Code of Ethics and Conduct and any waivers of our Code of Ethics and Conduct for directors and executive officers on the same website, rather than by filing a Form 8-K. We granted no waivers in fiscal year 2026.

Insider Trading, Anti-Hedging and Anti-Pledging Policies

Our board of directors has adopted an Insider Trading Compliance Policy and Procedures governing the purchase, sale and/or other dispositions of our securities, which applies to all of our directors, officers, and employees, and that we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations, and the Nasdaq rules. This policy was filed as Exhibit 19.1 to our Annual Report.

Among its provisions, the policy prohibits our directors, officers, and employees from purchasing financial instruments, such as prepaid variable forward contracts, equity swaps, collars, and exchange funds, or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our equity securities, or, with limited exceptions, from pledging our securities as collateral for a loan, purchasing our securities on margin (i.e., borrowing money to purchase the securities), or placing our securities in a margin account.

Risk Oversight

Our board of directors recognizes the oversight of risk management as one of its primary responsibilities and central to maintaining an effective, risk-aware and accountable organization. The oversight responsibility of our board of directors and its committees is supported by management reporting processes that are designed to provide visibility to our board of directors regarding the identification, assessment and management of risks and management’s strategic approach to risk mitigation. The Chair of our audit committee meets with our Chief Financial Officer and Chief Legal Officer, along with other members of our management team, on a regular basis to identify and discuss risks and exposures, and escalate potential issues to our audit committee or board of directors, as appropriate.

While our board of directors maintains ultimate responsibility for the oversight of risk, it has implemented a multi-layered approach that delegates certain responsibilities to the appropriate board committees to ensure that these primary areas of focus are discussed in appropriate detail and that a full understanding of the applicable risk is obtained. Our board of directors and its committees oversee risks associated with their respective areas of responsibility. Each board committee meets in executive session with key management personnel and representatives of outside advisors as required or requested. Our board of directors may delegate additional risk areas to its committees in the future.

Board’s Role in Data Privacy and Cybersecurity Oversight

While our board of directors maintains ultimate responsibility for the oversight of our data privacy and cybersecurity program and risks, it has delegated certain responsibilities to our audit committee. Our board of directors and audit committee’s principal role is one of oversight, recognizing that management is responsible for the design, implementation, and maintenance of an effective program for protecting against and mitigating data privacy and cybersecurity risks. The audit committee assists our board of directors in enhancing its understanding of cybersecurity issues by overseeing our information security programs, strategy, policies, standards, architecture, processes, and significant risks, as well as overseeing responses to security and data incidents, as appropriate.

Our audit committee receives updates periodically from our Chief Information Security Officer, Chief Technology Officer, other members of our management team, or external experts as needed, on significant data privacy and security risks, significant legal and legislative developments concerning data privacy and security, our approach to complying with applicable law, and significant engagement with regulators concerning data privacy and cybersecurity. Our audit committee provides updates to the board of directors on such reports. For additional information regarding our cybersecurity governance, please refer to our Annual Report.

Non-Employee Director Compensation

Prior to the completion of our initial public offering, we did not maintain a formalized non-employee director compensation program, though we typically provided non-employee directors who are not affiliated with one of our significant investors an equity award in connection with the director’s commencement of service on our board of directors and an additional equity award after the initial equity award fully vests.

In connection with our initial public offering, we adopted a non-employee director compensation program (the “Director Compensation Program”), pursuant to which our non-employee directors are eligible to receive cash compensation and equity awards for service on our board of directors. Under the Director Compensation Program, our non-employee directors are eligible to receive cash compensation as follows:

•
Each non-employee director receives an annual cash retainer in the amount of $35,000. Any non-executive chairperson of our board of directors receives an additional annual cash retainer in the amount of $35,000.

•
Any lead independent director of our board of directors receives an additional annual cash retainer in the amount of $20,000.
•
The Chair and each member of our audit committee receives additional cash compensation in the amount of $20,000 and $10,000 per year, respectively, for service on our audit committee.
•
The Chair and each member of our compensation committee receives additional cash compensation in the amount of $15,000 and $7,500 per year, respectively, for service on our compensation committee.
•
The Chair and each member of our nominating and corporate governance committee receives additional cash compensation in the amount of $8,000 and $4,000 per year, respectively, for service on the nominating and corporate governance committee.

All annual cash retainers are paid quarterly in arrears promptly following the end of the applicable quarter, and prorated for partial quarters of service.

Under the Director Compensation Program, if a non-employee director is initially appointed or elected to our board of directors following our initial public offering, that director will automatically be granted an award of RSUs having a target value of $400,000, with the actual number of shares of our Class A common stock underlying the award calculated using our standard method of conversion as of the grant date. The initial award will vest in substantially equal quarterly installments over four years from the earliest of March 15, June 15, September 15 or December 15 following the grant date, subject to continued service with us through the applicable vesting date.

Under the Director Compensation Program, each non-employee director who has been serving on our board of directors for at least four months prior to, and continues to serve immediately after, each annual meeting of stockholders will automatically be granted, on the date of the applicable annual meeting of stockholders, an award of RSUs having a target value of $200,000, with the actual number of shares of our Class A common stock underlying the award calculated using our standard method of conversion as of the grant date. Each annual award will fully vest on the earliest of March 15, June 15, September 15 or December 15 following the first anniversary of the grant date, subject to continued service with us through the applicable vesting date.

Non-Employee Director Compensation Table

The following table contains information concerning the compensation of our non-employee directors for service during the fiscal year ended January 31, 2026. Messrs. Mahdessian and Kuzoyan, each of whom also served as a director during the fiscal year ended January 31, 2026, are not included in this table because they are named executive officers of the Company and, accordingly, their compensation is reported in the Summary Compensation Table below. Messrs. Mahdessian and Kuzoyan did not receive additional compensation for their service as directors, and both Ms. Achadjian and Mr. Griffith waived their right to receive any compensation under the Director Compensation Program.

Name	Fees earned or paid in cash ($)(1)	Stock awards ($)(2)	Option awards ($)	Total ($)
Nina Achadjian	—	—	—	—
Michael Brown	53,315	199,765	—	253,080
Tim Cabral	66,644	199,765	—	266,409
Byron Deeter	38,209	199,765	—	237,974
Ilya Golubovich	39,986	199,765	—	239,751
William Griffith	—	—	—	—
William Hsu	34,655	199,765	—	234,420

(1)
Amounts reflect the cash retainers earned by our non-employee directors for their service during the fiscal year ended January 31, 2026 pursuant to our Director Compensation Program.
(2)
Amounts reflect the grant-date fair value of RSU awards granted during fiscal 2026 calculated in accordance with ASC Topic 718. In accordance with our Director Compensation Program, Messrs. Brown, Cabral, Deeter, Golubovich and Hsu received a grant of

1,891 RSUs on June 18, 2025 with a grant date fair value of $199,765. See Note 2 to our consolidated financial statements in our Annual Report for the assumptions used in calculating these values.
(3)
The following table lists all outstanding equity awards held by non-employee directors as of January 31, 2026:

Name	Number of Shares Underlying Outstanding Options at Fiscal Year End(4)	Number of Shares Underlying RSUs at Fiscal Year End
Nina Achadjian	—	—
Michael Brown	—	1,891
Tim Cabral	67,500	1,891
Byron Deeter	—	1,891
Ilya Golubovich	—	1,891
William Griffith	—	—
William Hsu	—	1,891

(4)
The stock options reported in this column were granted prior to our initial public offering.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

We currently have nine directors on our board of directors. In accordance with our amended and restated certificate of incorporation, our board of directors is divided into three staggered classes of directors. Three of our Class II directors, Messrs. Brown, Deeter and Kuzoyan, are standing for election at the Annual Meeting for a three-year term.

Each director’s term continues until the election and qualification of their respective successor, or such director’s earlier death, resignation, disqualification or removal. We expect that any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of our directors.

The division of our board of directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control. Members of our board of directors may be removed only for cause and only by the affirmative vote of the holders of at least two-thirds of the voting power of all of the then outstanding shares of our voting stock entitled to vote at an election of directors.

Nominees

Our nominating and corporate governance committee has recommended, and our board of directors has approved, Messrs. Brown, Deeter, and Kuzoyan as nominees for election as Class II directors at the Annual Meeting. If elected, each of Messrs. Brown, Deeter, and Kuzoyan will serve as a Class II director until our 2029 annual meeting of stockholders and until his successor is duly elected and qualified. Each of the nominees is currently a director of our Company. For additional information regarding our nominees for our board of directors, refer to the section titled “Board of Directors and Corporate Governance.”

If you are a stockholder of record and you sign your proxy card or vote by telephone or over the Internet, but do not give instructions with respect to the voting of directors, your shares will be voted “FOR” the election of Messrs. Brown, Deeter, and Kuzoyan. Messrs. Brown, Deeter, and Kuzoyan have each agreed to serve as a director if elected; however, in the event that a director nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by our board of directors to fill such vacancy. If you are a street name stockholder and you do not give voting instructions to your broker or nominee, your broker will leave your shares unvoted on this matter.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES NAMED ABOVE.

PROPOSAL NO. 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee has appointed PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for our fiscal year ending January 31, 2027. Our board of directors has directed that this appointment be submitted to our stockholders for ratification at the Annual Meeting. Although ratification of our appointment of PwC is not required, we value the opinions of our stockholders and believe that stockholder ratification of our appointment is a good corporate governance practice.

PwC also served as our independent registered public accounting firm for our fiscal year ended January 31, 2026, and has served as our independent registered public accounting firm since 2017. Neither the accounting firm nor any of its members has any direct or indirect financial interest in, or any connection with, us in any capacity other than as our auditors, providing audit and non-audit related services. Representatives of PwC will be present at the Annual Meeting, and they will have an opportunity to make a statement and will be available to respond to appropriate questions.

If our stockholders do not ratify the appointment of PwC, our audit committee will consider this fact when it determines whether to retain PwC. Even if our stockholders ratify the appointment of PwC, our audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during our fiscal year if our audit committee believes that such a change would be in the best interests of our Company and our stockholders.

Fees Paid to the Independent Registered Public Accounting Firm

The following table presents fees for professional audit services and other services rendered to our Company by PwC for our fiscal years ended January 31, 2025, and January 31, 2026, respectively.

	Fiscal 2025	Fiscal 2026
	(in thousands)
Audit fees(1)	$3,889	$4,050
Audit-Related Fees	—	—
Tax Fees(2)	162	164
All Other Fees(3)	2	2
Total Fees	$4,053	$4,216

(1)
Audit fees consist of fees for professional services provided in connection with the audit of our annual consolidated financial statements, reviews of our unaudited interim financial statements, and statutory and regulatory filings or engagements, including for the fiscal years ended January 31, 2026 and 2025. For Fiscal 2025, audit fees also include fees for services provided in connection with the submission of our draft registration statements, S-1 filings and other services related to our initial public offering.
(2)
Tax fees comprise fees for a variety of permissible services relating to tax compliance, tax studies, and tax advice.
(3)
All other fees consist of license fees for accounting software.

Auditor Independence

In our fiscal year ended January 31, 2026, there were no other professional services provided by PwC, other than those listed above, that would have required our audit committee to consider their compatibility with maintaining the independence of PwC.

Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our audit committee has established a policy governing our use of the services of our independent registered public accounting firm. Under this policy, our audit committee is required to pre-approve all audit services, audit-related services and permissible non-audit services performed by our independent registered public accounting firm in order to ensure that the provision of such services does not impair the public accountants’ independence. All services provided by PwC for our fiscal year ended January 31, 2026 were pre-approved by our audit committee pursuant to this policy.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

REPORT OF THE AUDIT COMMITTEE

The material in this report is being furnished and shall not be deemed “filed” with the SEC for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section, nor shall the material in this section be deemed to be “soliciting material” or incorporated by reference in any registration statement or other document filed with the SEC under the Securities Act, except as otherwise expressly stated in such filing.

The audit committee is a committee of our board of directors comprised solely of independent directors as required by The Nasdaq Stock Market LLC (“Nasdaq”) rules and the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”). The composition of the audit committee, the attributes of its members and the responsibilities of the audit committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. With respect to our financial reporting process, our management is responsible for (1) establishing and maintaining internal controls and (2) preparing our consolidated financial statements. Our independent registered public accounting firm, PricewaterhouseCoopers LLP (“PwC”), is responsible for performing an independent audit of our consolidated financial statements. It is the responsibility of the audit committee to oversee these activities. It is not the responsibility of the audit committee to prepare our financial statements. These are the fundamental responsibilities of management. In the performance of its oversight function, the audit committee has:

•
reviewed and discussed the audited financial statements for the fiscal year ended January 31, 2026 with management and PwC;
•
discussed with PwC the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC; and
•
received the written disclosures and the letter from PwC required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with PwC its independence.

Based on the above-mentioned reviews and discussions with management and PwC, the audit committee recommended to the board of directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended January 31, 2026, for filing with the SEC.

Respectfully submitted by the members of the audit committee of the board of directors:

Tim Cabral (Chair)

Michael Brown

Ilya Golubovich

PROPOSAL NO. 3 — ADVISORY (NON-BINDING) VOTE ON THE FREQUENCY OF FUTURE STOCKHOLDER ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and SEC rules, we are providing our stockholders the opportunity to vote, on an advisory basis, on the frequency of future advisory votes regarding the compensation of our named executive officers. Stockholders may indicate whether they prefer we conduct future advisory votes every 1, 2, or 3 years, or abstain from voting.

After considering the benefits and consequences of each alternative, our board of directors has determined that an annual advisory vote on the compensation of our named executive officers (“Say-on-Pay”) is the most appropriate alternative and, therefore, the board of directors recommends that you vote in favor of conducting a Say-on-Pay vote every 1 year. The board of directors believes that an annual Say-on-Pay vote will provide our stockholders with timely and direct input on our overall compensation programs and policies in the context of our long-term business results as disclosed in the proxy statement each year. An annual Say-on-Pay vote will also permit us to engage in an ongoing dialog with our stockholders on executive compensation and corporate governance matters.

Stockholders are not voting to approve or reject the board’s recommendation. Stockholders will be able to specify one of four choices for this proposal on the proxy card: “1 Year,” “2 Years,” “3 Years” or “Abstain.” However, because your vote on this proposal is advisory, it will not be binding on us, the board or the compensation committee. Nevertheless, our board will review and consider the outcome of this vote when making determinations as to the frequency of future Say-on-Pay votes and may decide, based on factors such as discussions with stockholders and the adoption of material changes to compensation programs, that it is in the best interests of our stockholders and the Company to hold any future advisory vote on the compensation of our named executive officers more or less frequently than the option approved by our stockholders.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS YOU VOTE “1 YEAR” AS THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

EXECUTIVE OFFICERS

The following table identifies certain information about our executive officers as of May 5, 2026. Our executive officers are appointed by, and serve at the discretion of, our board of directors.

Name	Age	Position
Ara Mahdessian	40	Co-Founder, Chief Executive Officer and Chairperson of the Board of Directors
Vahe Kuzoyan	42	Co-Founder, President and Director
Dave Sherry	42	Chief Financial Officer

For biographical information for Mr. Mahdessian and Mr. Kuzoyan, refer to the section titled “Board of Directors and Corporate Governance.”

Dave Sherry. Dave Sherry has served as our Chief Financial Officer since June 2023. Prior to joining us, from May 2019 to June 2023, Mr. Sherry served as Chief Financial Officer at QuintoAndar, Ltd., a real estate marketplace headquartered in Brazil. From June 2018 to May 2019, Mr. Sherry served as a Growth Operating Partner at Accel, a venture capital firm, and from June 2012 to February 2018, Mr. Sherry worked at Lightspeed Commerce Inc., a point-of-sale and e-commerce software provider, initially as a finance and operations leader and from January 2014 to February 2018 as its Chief Financial Officer. Mr. Sherry holds a B.B.A from University of Michigan and an M.B.A. from Stanford University Graduate School of Business.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) provides an overview of the philosophy, objectives and components of our executive compensation program, context for the executive compensation actions taken for the fiscal year ended January 31, 2026 (“FY26”), and how and why our Compensation Committee arrived at specific compensation decisions. The following discussion contains forward-looking statements that are based on our current plans, considerations, expectations, and determinations regarding our executive compensation programs and policies. The actual amount and form of compensation and the compensation programs and policies that we adopt in the future may differ materially from currently planned programs and policies as summarized in this CD&A.

Named Executive Officers

The compensation provided to our named executive officers (“NEOs”) for FY26 is detailed in the Summary Compensation Table and this CD&A. Because we had only three executive officers during FY26, our NEOs include our principal executive officer, our principal financial officer and our next most highly compensated executive officer who was serving as an officer at the end of FY26, as set forth below.

•
Ara Mahdessian, our Co-Founder and Chief Executive Officer (“CEO” or “PEO”);
•
Vahe Kuzoyan, our Co-Founder and President (“President”); and
•
Dave Sherry, our Chief Financial Officer.

FY26 Financial and Performance Highlights

The following business highlights provide context with which to view our FY26 executive compensation.1

We delivered strong financial results. During FY26, our total revenue grew 24% year-over-year to $961.0 million, led by 25% year-over-year growth in total platform revenue. We achieved that revenue growth while also delivering 36% incremental Non-GAAP operating margins, resulting in a Non-GAAP operating margin of 9.8% for FY26. Our Non-GAAP free cash flow also grew to $85.1 million in FY26, compared to $15.5 million in the prior fiscal year.

Our platform continued to power customer success. Our platform continued to empower healthy customer performance, with our gross dollar retention remaining strong (>95%), and our net dollar retention (>110%) continuing to scale as our customers grew.

We laid the foundation for future durable growth. We executed well against our four major strategic priorities in FY26: to win with enterprise customers, to continue to expand with Pro Products, to grow in Commercial, and to grow in Roofing. We also introduced our latest AI-powered product offerings, including Atlas, and began expanding Max, which packages our most advanced functionality and AI features with expert guidance to unlock AI automation.

1 See Appendix A to this Proxy Statement for (i) definitions of Non-GAAP operating margin, Non-GAAP free cash flow, gross dollar retention rate, and net dollar retention rate, and (ii) reconciliations of Non-GAAP measures to the most directly comparable financial measure calculated in accordance with GAAP.

Executive Compensation Philosophy and Objectives

The following philosophy and objectives guide our Compensation Committee and Board of Directors (“Board”) when managing our executive compensation program and policies:

•
Attract, Motivate, and Retain Exceptional Talent. Our compensation program and policies are designed to be market-competitive and fair, enabling us to attract, motivate, and retain exceptional talent in a highly competitive and rapidly changing technology market.
•
Incentivize Achievement of Principal Business Objectives. We seek to provide compensation packages to our executives, including our NEOs, that are based on both the short-term and long-term principal business objectives we believe will ultimately drive stockholder value, and that reward our executives, including our NEOs, for achieving those objectives.
•
Align Executive and Stockholder Interests through Long-Term Equity Incentives. Equity awards play an integral role in our executive compensation programs – constituting a significant portion of the annual compensation of each of our NEOs – because they incentivize long-term value creation and align the interests of our executives with those of our stockholders.
•
Pay-for-Performance. Our compensation programs and policies are designed so that a significant portion of NEO compensation, including our annual incentive bonus program and equity awards, is variable and tied to Company performance, reinforcing accountability and value creation.
•
Simple and Transparent. We structure our executive compensation program and policies, including our long-term equity incentives, to be easy to understand, communicate and administer.

Pay Practices and Governance

Our Compensation Committee evaluates our executive compensation program and policies on a regular basis to ensure alignment with both our short-term and long-term goals, and with market best practices. To ensure our executive compensation program and policies are appropriately managed and well governed, our Compensation Committee adopted the following best practices for FY26:

What We Do:	What We Do Not Do:
•
Emphasize performance-based compensation, particularly in the form of equity awards, with a balance between short-term and long-term incentives
•
To encourage long-term value creation, our equity awards vest over multiple years
•
To ensure fairness, the value of our annual equity awards for executives is converted to a number of shares using the same conversion price as the annual equity awards for other employees
•
Our annual performance-based cash bonus is tied to achievement of specific, objective corporate performance goals established near the beginning of each fiscal year and subject to threshold attainment and payout caps
•
Maintain a 100% independent Compensation Committee

•
No pension or supplemental retirement plans
•
No special health and welfare benefits, other than standard benefits typically received by other employees
•
No tax gross-ups
•
No short sales, hedging of stock ownership positions, or transactions involving derivatives of our stock
•
With limited exceptions, we prohibit pledging of our securities
•
No automatic “single-trigger” payments or equity vesting acceleration upon a change of control unless our equity awards are not assumed or substituted for
•
No loans to executives, including our NEOs
•
No guaranteed salary increases , bonus payments, or minimum annual or long-term incentive awards
•
Generally no executive fringe benefits or perquisites

What We Do:	What We Do Not Do:
•
Engage an independent compensation consultant, retained directly by our Compensation Committee
•
Review our compensation peer group, and the executive compensation practices of that peer group, at least annually to align our compensation decisions with market-based practices
•
Place our NEOs in the same broad-based health and welfare benefits programs as other full-time salaried employees
•
Maintain a compensation recovery policy that complies with SEC rules and Nasdaq listing requirements
•
Our Compensation Committee meets regularly in closed sessions without management

Oversight of Our Executive Compensation Program and Policies

Role of our Compensation Committee, Management, and Board

Our Compensation Committee oversees our executive compensation program and policies, including executive base salaries, annual bonus program structure, performance targets and payouts, and the size and structure of equity awards. Our Compensation Committee also administers our various equity plans and benefit programs. A description of our Compensation Committee’s structure, roles and responsibilities can be found under the heading “Board of Directors and Corporate Governance.”

Working with its compensation consultant, Compensia, our Compensation Committee reviews the performance, and approves the compensation, of each of our executives, including our NEOs. As part of this process, our Compensation Committee considers recommendations from our CEO and President regarding the performance and compensation of our executives, including our NEOs, other than themselves. While our CEO and President discuss their recommendations for our other executives, including our other NEOs, with our Compensation Committee, they do not participate in the deliberations concerning, or the determination of, their own compensation. In addition, our Compensation Committee also discusses and considers recommendations from the independent members of our Board on the performance of and compensation for our CEO and President.

Our Compensation Committee makes executive compensation decisions based on a variety of factors, including:

•
each executive’s performance, experience, tenure and existing compensation and unvested equity levels;
•
the scope and strategic impact of the executive’s responsibilities and the criticality of their role to our performance and achievement of our principal business objectives;
•
our past business performance and future expectations;
•
our short-term and long-term objectives and strategies;
•
for each executive, other than our CEO and President, the recommendation of our CEO and President based on an evaluation of his or her performance;
•
the difficulty and cost of replacing high-performing executives with in-demand skills;
•
internal equity of executives relative to one another; and
•
the competitiveness of compensation relative to our Peer Group (as defined below).

Role of the Independent Compensation Consultant

Our Compensation Committee is authorized, in its sole discretion, to retain the services of one or more compensation consultants, outside legal counsel, and such other advisors as necessary to assist with the execution of its duties and responsibilities. For FY26, our Compensation Committee retained Compensia, Inc. (“Compensia”), a national compensation consulting firm with compensation expertise relating to technology companies, to provide it with market information, analysis, and other advice and recommendations relating to executive compensation. Our Compensation Committee reviews the independence of its compensation consultant annually and, based on consideration of the factors specified in SEC rules and Nasdaq listing standards, found no conflict of interest with Compensia for its FY26 independence review.

Compensia was engaged directly by our Compensation Committee to, among other things, assist in developing an appropriate group of peer companies to help determine the appropriate level of overall compensation for our executives, including our NEOs, as well as to assess each separate element of executive compensation, with a goal of ensuring the compensation we offer to our executives, including our NEOs, is competitive, fair, appropriately structured, and takes market best practices into account.

Compensia did not provide any additional services to our Company in FY26 other than those relating to its role as independent compensation consultant to our Compensation Committee.

Use of Market Data

Peer Companies

Our Compensation Committee believes it is important to be informed of competitive market data on executive compensation programs and policies as part of its compensation deliberations for our executives, including our NEOs. In February 2025, our Compensation Committee, in consultation with Compensia, developed and approved a peer group for use as a factor when making its FY26 executive compensation decisions. As part of the peer selection process, our Compensation Committee primarily considered U.S.-based publicly-traded technology companies with revenues and market capitalizations similar to that of our Company. While our Compensation Committee considers compensation practices of the resulting peer companies, it uses this information as one of many factors in its evaluation of compensation matters.

Based on the foregoing considerations, our Compensation Committee approved the peer group set forth below for FY26 (the “Peer Group”):

AppFolio Asana BILL Holdings BlackLine Braze Cloudflare Confluent Dayforce (f.k.a Ceridian HCM) Freshworks GitLab Guidewire Software	Klaviyo MongoDB nCino Paycom Software Paylocity Holding Procore Technologies Samsara SentinelOne Toast Workiva

Our Compensation Committee, in consultation with Compensia, re-evaluated the Peer Group in November 2025 , and determined all companies continued to be appropriate comparators. Based on that re-evaluation, our Compensation Committee did not make any changes to the Peer Group that is being used as a reference when making executive compensation decisions for our fiscal year ending January 31, 2027.

Market Data and Reference Points

Our Compensation Committee reviews the Peer Group compensation levels and practices, as provided by Compensia, for our executives, including our NEOs, and uses this information as a reference point when deciding on compensation levels, the mix of base salary, target short-term and long-term incentives, and other executive pay practices. Our Compensation Committee uses the 25th, 50th and 75th percentiles of market as reference points and the selection of a specific market reference point may vary for each pay element. Market data is only one factor considered in the compensation-setting process, and an individual NEO’s total compensation (or an element of compensation) in any given year may be set above or below market reference points, depending on holistic consideration of relevant factors as outlined above.

Elements of FY26 Executive Compensation Program

Our NEO compensation consists primarily of a combination of base salary, short-term performance-based incentive bonus payments, and long-term incentive compensation in the form of equity awards. We also provide our executives, including our NEOs, with comprehensive employee benefit programs, such as medical, dental, and vision insurance, a 401(k) plan, life and disability insurance, flexible spending accounts, and other plans and programs generally made available to other full-time salaried employees in the U.S. The specific compensation decisions made by our Compensation Committee for our NEOs during FY26 are discussed in detail below.

Base Salary

Each NEO receives a base salary to compensate for services rendered to the Company. The base salary is designed to provide a fixed component of compensation reflecting the NEO’s skill set, experience, role and responsibilities. Our Board and Compensation Committee may adjust base salaries from time to time at their discretion.

For FY26, our Compensation Committee conducted an annual review of base salaries for our NEOs that was informed by our compensation philosophy and its review of the relevant factors noted above. Based on that review, our Compensation Committee set the annual base salaries for our NEOs in FY26 as follows:

Named Executive Officer	Fiscal Year 2026 Base Salary (1) ($)	Change from Fiscal Year 2025
Ara Mahdessian	460,000	0%
Vahe Kuzoyan	460,000	0%
Dave Sherry	450,000	4%

(1)
FY26 base salary changes became effective May 1, 2025.

Annual Incentive Bonus Plan

We maintain a short-term incentive bonus plan for each fiscal year (each, a “Bonus Plan”) in which each of our executives, including our NEOs, participated during FY26. The Bonus Plan is generally structured to incentivize the Company’s executives, including our NEOs, to achieve the Company’s principal financial or strategic goals in a given fiscal year, and to reward our executives, including our NEOs, based on the Company’s actual performance. Annual bonuses are paid in the following fiscal year if and to the extent the performance objectives established by our Compensation Committee are achieved. Our Compensation Committee believes the Bonus Plan provides the incentive necessary to retain our executives, including our NEOs, and reward them for short-term Company performance.

FY26 Individual Bonus Targets

Our Compensation Committee may adjust the target bonus opportunities of our executives, including our NEOs, from time to time. For FY26, our Compensation Committee assigned each executive, including each NEO, a target performance-based cash bonus opportunity that was based on a percentage of each executive’s base salary. The target performance-based cash bonus opportunity for each of our NEOs during FY26 was informed by our compensation philosophy and based on our Compensation Committee’s review of the relevant factors noted above.

Named Executive Officer	Fiscal Year 2025 Target Bonus Percentage (%)	Fiscal Year 2026 Target Bonus Percentage (%) (1)
Ara Mahdessian	80	100
Vahe Kuzoyan	80	100
Dave Sherry	65	65

(1)
FY26 target bonus changes became effective February 1, 2025.

FY26 Bonus Plan Structure, Achievement and Payouts

In May 2025, our Compensation Committee approved the Bonus Plan for FY26 (the “FY26 Bonus Plan”). The payouts under the FY26 Bonus Plan were based 66.7% on the achievement of a net new subscription revenue goal and 33.3% on the achievement of a non-GAAP operating margin goal. Our Compensation Committee selected these metrics because they were key measures of our growth and the efficiency of our business, incentivizing our executives, including our NEOs, to continue rapidly growing our business in a sustainable manner. Our Compensation Committee also sought to set objective, rigorous and ambitious performance goals that had to be met in order for awards under the FY26 Bonus Plan to be paid out at target for each metric. The specific performance targets for each metric were derived from our internal annual operating plan, which is not publicly disclosed for competitive reasons.

In addition, the FY26 Bonus Plan contained an achievement threshold for each metric, below which no bonus payout would be made. The potential payout for each metric ranged from 0% to 144%, with a 100% payout representing on-target performance. Payouts for performance falling between the threshold and target, or target and maximum, goals were generally determined using linear interpolation.

In March 2026, based on our performance during FY26 our Compensation Committee determined that the net new subscription revenue goal was achieved at 96.9%, and that the non-GAAP operating margin goal was achieved at 112.9%, resulting in aggregate weighted bonus funding under the FY26 Bonus Plan of 107.4%. After considering each NEO’s individual performance, the Compensation Committee determined that no adjustment to any NEO’s formulaic payout was necessary. The bonus amounts paid to our NEOs under the FY26 Bonus Plan are set forth below.

Named Executive Officer	Fiscal Year 2026 Incentive Target ($)	Fiscal Year 2026 Incentive Payout ($)
Ara Mahdessian	$460,000	$494,040
Vahe Kuzoyan	$460,000	$494,040
Dave Sherry(1)	$289,859	$311,309

(1)
Mr. Sherry’s bonus target reflects the mid-year change in his annual base salary, which took effect on May 1, 2025.

Our Compensation Committee may also award discretionary bonuses to our executives, including our NEOs, from time to time, though it did not award any discretionary bonuses to our NEOs in FY26.

FY26 Equity-Based Awards

We view equity awards as an integral component of our executive compensation program because they encourage long-term performance, create an ownership culture and promote accountability, and ensure the interests of our executives, including our NEOs, are aligned with the interests of our stockholders by linking a significant portion of their overall compensation directly to increases in stockholder value. Equity awards also help us retain our executives in a highly competitive and rapidly changing technology market. Our Compensation Committee reviews and approves equity-based awards for our executives, including our NEOs, when determining our executive compensation on an annual basis, with such decisions informed by our compensation philosophy, the Compensation Committee’s review of the relevant factors noted above, our equity burn rate, and the potential dilutive effect of the equity awards on our stockholders.

FY26 CFO Equity Award

In May 2025, as part of its annual review process our Compensation Committee granted Mr. Sherry an award of restricted stock units (“RSUs”) under our 2024 Incentive Award Plan (the “2024 Plan”) with a target value of $6,500,000, resulting in 65,670 RSUs being granted to Mr. Sherry. The RSUs vest based on the satisfaction of a service-based vesting condition, which is satisfied as to 1/16 of the total number of RSUs on each quarterly anniversary of June 15, 2025, subject to Mr. Sherry’s continued employment through each vesting date. For FY26, we converted the target value of all executive equity grants, including Mr. Sherry’s, to a number of RSUs using the volume-weighted average closing trading price of a share of our Class A common stock over the first fiscal quarter of FY26 (the “Conversion Price”). The Conversion Price was lower than the closing price of our Class A common stock on the date Mr. Sherry’s RSUs were granted and, as a result, the grant date fair value of Mr. Sherry’s RSUs as reported in the Summary Compensation Table is higher than the intended target value.

Founders’ Equity Awards

In October 2024, prior to but in anticipation of our initial public offering in December 2024, our Compensation Committee and Board worked closely with Compensia to design a multi-year equity incentive plan for Messrs. Mahdessian and Kuzoyan to encourage their retention for a multi-year period and significantly align their compensation with the long-term interests of our stockholders by requiring, among other things, the achievement of sustained stock price targets. As a result, following its FY26 annual compensation review process our Compensation Committee decided not to approve any equity awards for Messrs. Mahdessian and Kuzoyan during FY26 as the Compensation Committee viewed the existing Co-Founder PSUs (as defined below) as still being sufficient to motivate and retain Messrs. Mahdessian and Kuzoyan for the foreseeable future.

On October 21, 2024, our Board approved a one-time grant of 3,241,544 performance-based RSUs (the “Co-Founder PSUs”) to each of Messrs. Mahdessian and Kuzoyan, a portion of which was intended to replace a performance-based stock option held by each that was forfeited in connection with the grant of the Co-Founder PSUs. Each Co-Founder PSU represents the right to receive one share of our Class B common stock following vesting. The Co-Founder PSUs vest in four separate tranches in the event the stock price hurdles in the table below are achieved, generally subject to continued employment as CEO, co-Chief Executive Officer or President as of the vesting date.

Tranche	Stock Price Hurdle	Number of Co-Founder PSUs Scheduled to Vest
1	$140.00	144,788
2	$240.00	1,032,252
3	$340.00	1,032,252
4	$440.00	1,032,252

For the purposes of determining whether a stock price hurdle was achieved, for Tranche 1, the trailing six-month, and for Tranches 2 through 4, the trailing six-month and 90-day volume-weighted average closing trading price for a share of our Class A common stock must equal or exceed the applicable stock price hurdle, provided that in the event of a Change in Control (as defined in the ServiceTitan, Inc. Change in Control and Severance Policy, or the “Policy”) the greatest per share amount to be paid in connection with the Change in Control will be used to determine final stock price hurdle achievement

(utilizing linear interpolation if such amount falls between two stock price hurdles). In the event Mr. Mahdessian or Mr. Kuzoyan no longer serves as any of our Chief Executive Officer, co-Chief Executive Officer or President as a result of his death, Disability (as defined in the Policy), a termination of employment effected by us for other than Cause (as defined in the Policy), a resignation by the executive for Good Reason (as defined in the Policy) or, if mutually agreed between the executive and our Board, as part of a transition to a different role with us, then the Co-Founder PSUs held by the executive will remain eligible to vest upon achievement of the stock price hurdles during the succeeding six-month period. Any Co-Founder PSUs that remain unvested as of October 21, 2034 will automatically forfeit.

In connection with the grant of the Co-Founder PSUs, we canceled an option to purchase 170,338 shares of our Class B common stock held by each of Messrs. Mahdessian and Kuzoyan that was scheduled to vest upon, among other requirements, the six-month average closing trading price of our Class A common stock equaling or exceeding $234.83.

In connection with the reclassification of all outstanding shares of our common stock into an equal number of shares of Class A common stock that occurred in connection with our initial public offering, we approved the designation of the shares of our common stock underlying all equity awards held by Messrs. Mahdessian and Kuzoyan under our 2015 Stock Plan, including the Co-Founder PSUs, as Class B common stock, effective immediately prior to the completion of our initial public offering pursuant to which the shares of our common stock underlying stock options and RSUs held by Messrs. Mahdessian and Kuzoyan, including the Co-Founder PSUs, were designated as Class B common stock.

Executive Compensation Arrangements

Agreements with NEOs

We have entered into proprietary information and invention assignment agreements with each of our NEOs. In addition, we have entered into an amended and restated offer letter with Mr. Sherry (the “Sherry Offer Letter”) that provides for at-will employment and sets forth the terms and conditions of Mr. Sherry’s employment. The Sherry Offer Letter provides for Mr. Sherry’s eligibility to receive equity awards under our 2024 Plan, as determined in the sole discretion of our Board or Compensation Committee, and to participate in the Policy pursuant to the terms of his participation agreement thereunder.

Other Compensation Programs and Policies

Severance and Change in Control Policy

Our Board has adopted the Policy, and we have entered into participation agreements under the Policy with each of our NEOs. In addition, the Co-Founder PSUs are governed by the terms of the applicable award agreements and are not subject to acceleration pursuant to the Policy. We believe the Policy supports the attraction and retention of executives in a competitive market, and that appropriately structured change in control benefits serve to minimize potential distraction caused by a transaction and reduce the risk that executives will leave the Company before the transaction closes. For further discussion and detail, see the section titled “Potential Payments Upon Termination or Change in Control.”

Employee Benefits and Other Policies

401(k) Plan

We maintain a 401(k) retirement savings plan for all U.S. employees, including our NEOs, who satisfy certain eligibility requirements. Under our 401(k) plan, eligible employees may elect to defer up to all eligible compensation, subject to applicable annual limits under the Internal Revenue Code (as amended, the “Code”). We may match contributions made by our employees, including our NEOs, on a discretionary basis. Our NEOs are eligible to participate in the 401(k) plan on the same terms as other full-time employees.

Health and Welfare Benefits

All of our full-time employees, including our NEOs, are eligible to participate in our health and welfare plans, including health, dental and vision benefits; medical and dependent care flexible spending accounts; short-term and long-term disability insurance; and life and accidental death and dismemberment insurance. Our NEOs participate in these programs on the same basis as all of our eligible U.S. employees.

Perquisites and Other Personal Benefits

Perquisites or other personal benefits are not a significant component of our executive compensation program. All of our employees, including our NEOs, are eligible for a technology allowance of $100 per month to help offset the cost of personal technology devices and home internet service. Otherwise, we determine perquisites on a case-by-case basis and will provide a perquisite to a NEO when we believe it is necessary to attract or retain the NEO. During FY26, other than company-provided security for Mr. Mahdessian, we did not provide any perquisites or personal benefits to our NEOs that were not otherwise made available to our other employees. For information about Mr. Mahdessian’s security perquisite in FY26, please refer to the section titled “Summary Compensation Table”.

Compensation “Clawback” Policy

On December 11, 2024, our Board adopted a financial restatement clawback policy in accordance with applicable rules and regulations of the SEC and Nasdaq (the “Clawback Policy”). Consistent with these requirements, the Clawback Policy provides that, subject to the limited exemptions permitted under these requirements, if we are required to prepare an accounting restatement due to our material noncompliance with financial reporting requirements under applicable securities laws, we must recover from covered executives any incentive-based compensation received by them while they were an executive officer, after December 11, 2024 and during the applicable recoupment period (as specified in the Clawback Policy), that was in excess of what they would have received had their incentive compensation been determined based on the restated amounts.

Practices Related to the Timing of Grants of Certain Equity Awards

We generally do not grant equity awards in anticipation of the release of material nonpublic information (“MNPI”) or time the release of MNPI for the purpose of affecting the value of executive compensation. If MNPI becomes known to our Compensation Committee before granting an equity award, our Compensation Committee would use its business judgment to determine the amount and timing of such award. We did not grant option awards or similar option-like instruments to our NEOs in FY26. Accordingly, during FY26 we did not grant stock options or similar option-like instruments to our NEOs during the four business days prior to or the one business day following the filing of our periodic reports or the filing or furnishing of a Form 8-K that discloses MNPI.

Tax and Accounting Implications

Under Section 162(m) of the Code (“Section 162(m)”), compensation paid to each of our “covered employees” that exceeds $1 million per taxable year is generally non-deductible. Although our Compensation Committee will continue to consider tax implications as one factor in determining executive compensation, our Compensation Committee also looks at other factors in making its decisions and retains the flexibility to provide compensation for our executives, including our NEOs, in a manner consistent with the goals of our executive compensation program and the best interests of our Company and its stockholders, which may include providing for compensation that is not deductible by us due to the deduction limit under Section 162(m). Under ASC Topic 718, we are required to estimate and record an expense for each award of equity compensation over the vesting period of the award. We record share-based compensation expense on an ongoing basis according to ASC Topic 718.

Compensation Risk Assessment

Our Compensation Committee believes that, although a portion of the compensation provided to our executives, including our NEOs, is performance-based, our executive compensation programs and policies do not encourage excessive or unnecessary risk taking. This is primarily due to the fact that our compensation programs and policies are designed to encourage our executives, including our NEOs, and other employees to remain focused on both short-term and long-term strategic goals. In addition, each of our executives, including our NEOs, is provided with an annual base salary, providing financial stability in the event their performance-based compensation is not earned, or is only partially earned, in a given fiscal year. As a result, we do not believe that our compensation programs and policies are reasonably likely to have a material adverse effect on the Company.

REPORT OF THE COMPENSATION COMMITTEE

The material in this report is being furnished and shall not be deemed “filed” with the SEC for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section, nor shall the material in this section be deemed to be “soliciting material” or incorporated by reference in any registration statement or other document filed with the SEC under the Securities Act, except as otherwise expressly stated in such filing.

Our compensation committee has reviewed and discussed with management the Compensation Discussion and Analysis (“CD&A”) contained in this Proxy Statement. Based on this review and discussion, our compensation committee has recommended to the board of directors that the CD&A be included in this Proxy Statement, and incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended January 31, 2026.

Respectfully submitted by the members of the compensation committee of the board of directors:

Michael Brown (Chair)

Nina Achadjian

William Griffith

Summary Compensation Table

The following table sets forth total compensation paid to our NEOs for the periods presented.

Name and Principal Position	Fiscal Year	Salary ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total Compensation ($)
Ara Mahdessian	2026	460,000	—	494,040	675,762	1,629,802
Chief Executive Officer	2025	461,796	131,781,064	439,929	726,419	133,409,208
	2024	457,577	6,003,356	166,327	621,781	7,249,041
Vahe Kuzoyan	2026	460,000	—	494,040	1,200	955,240
President	2025	461,796	131,781,064	439,929	1,200	132,683,989
	2024	457,577	6,003,356	166,327	1,200	6,628,460
Dave Sherry	2026	445,641	8,157,527	311,309	12,274	8,926,751
Chief Financial Officer	2025	436,668	8,000,062	338,001	32,050	8,806,781
	2024	275,001	14,728,473	104,179	65,996	15,173,649

(1)
The amounts reported represent the aggregate grant date fair value of RSUs granted during the applicable fiscal year, calculated in accordance with ASC Topic 718. Such grant date fair value does not take into account any estimated forfeitures related to vesting conditions. See Note 2 and Note 13 to our consolidated financial statements in our Annual Report for the assumptions used in calculating these values. These amounts do not reflect the actual economic value that may be realized by the NEO.
(2)
The amounts reported represent performance-based bonuses that were earned by our NEOs under our Bonus Plan based on performance during the applicable fiscal year, with the resulting bonuses paid in March of the following fiscal year.
(3)
The amounts reported represent personal security services, technology allowances, 401(k) matching contributions, reimbursement for tax preparation, relocation allowance and associated tax gross-up, and a taxable fringe benefit as follows:

Name	Fiscal Year	Personal Security Services ($)	Technology Allowance ($)	401(k) Plan Matching Contributions ($)	Tax Preparation Reimbursement ($)(a)	Relocation Allowance ($)	Gross-up on Relocation Allowance ($)	Taxable Fringe Benefit ($)	Total ($)
Ara Mahdessian	2026	674,562	1,200	—	—	—	—	—	675,762
Chief Executive Officer	2025	725,219	1,200	—	—	—	—	—	726,419
	2024	620,581	1,200	—	—	—	—	—	621,781
Vahe Kuzoyan	2026	—	1,200	—	—	—	—	—	1,200
President	2025	—	1,200	—	—	—	—	—	1,200
	2024	—	1,200	—	—	—	—	—	1,200
Dave Sherry	2026	—	1,200	10,558	—	—	—	516	12,274
Chief Financial Officer	2025	—	1,200	10,850	20,000	—	—	—	32,050
	2024	—	—	5,000	—	38,965	22,031	—	65,996

(a)
In connection with Mr. Sherry’s commencement of employment with us in fiscal 2024, he was eligible for reimbursement of up to $20,000 in connection with the preparation of his 2023 tax return. Such reimbursement was provided in November 2024.

Grants of Plan-Based Awards

The following table sets forth information regarding each plan-based award granted to our NEOs during FY26.

			Estimated Future Payouts Under Non- Equity Incentive Plan Awards ($)(1)			Estimated Future Payouts Under Equity Incentive Plan Awards ($)
Name	Award Type	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum	All other Stock Awards: Number of Shares of Stock or Units (#)(2)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Ara Mahdessian	Annual Cash	—	230,000	460,000	662,400	—	—	—	—	—
Vahe Kuzoyan	Annual Cash	—	230,000	460,000	662,400	—	—	—	—	—
Dave Sherry	Annual Cash	—	144,929	289,859	417,396	—	—	—	—	—
	RSU Award	5/9/2025	—	—	—	—	—	—	65,670	8,157,527

(1)
The amounts disclosed represent the threshold, target, and maximum non-equity incentive cash bonus amounts that were payable pursuant to our FY26 Bonus Plan, as further described in the section titled “Compensation Discussion and Analysis - Elements of FY26 Executive Compensation Program - FY26 Bonus Plan Structure, Achievement and Payouts”.
(2)
Consists of RSUs granted under the 2024 Plan. The vesting schedule applicable to each award is set forth in the “Outstanding Equity Awards at Fiscal Year-End” table below.
(3)
The amounts reported represent the aggregate grant date fair value of RSUs granted during FY26, calculated in accordance with ASC Topic 718. Such grant date fair value does not take into account any estimated forfeitures related to vesting conditions. See Note 2 and Note 13 to our consolidated financial statements in our Annual Report for the assumptions used in calculating these values. These amounts do not reflect the actual economic value that may be realized by the NEO.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding outstanding equity awards held by our NEOs as of January 31, 2026:

			Option Awards(1)				Stock Awards(1)
Name	Vesting Commencement Date		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Ara Mahdessian	12/2/2020		681,353	—	12.72	12/8/2030	—	—	—	—
	12/2/2020		340,676	—	12.72	12/8/2030	—	—	—	—
	6/15/2023	(3)	—	—	—	—	36,148	2,831,834	—	—
	12/12/2024	(4)	46,133	124,205	12.72	12/8/2030	—	—	—	—
	N/A	(5)	—	—	—	—	—	—	3,241,544	253,942,557
Vahe Kuzoyan	12/2/2020		681,353	—	12.72	12/8/2030	—	—	—	—
	12/2/2020		340,676	—	12.72	12/8/2030	—	—	—	—
	6/15/2023	(3)	—	—	—	—	36,148	2,831,834	—	—
	12/12/2024	(4)	46,133	124,205	12.72	12/8/2030	—	—	—	—
	N/A	(5)	—	—	—	—	—	—	3,241,544	253,942,557
Dave Sherry	6/15/2023	(6)	—	—	—	—	66,513	5,210,628	—	—
	6/15/2024	(3)	—	—	—	—	79,492	6,227,403	—	—
	6/15/2025	(7)	—	—	—	—	57,461	4,501,495	—	—
	12/15/2025	(8)	—	—	—	—	59,122	4,631,617	—	—

(1)
Options and RSUs held by Messrs. Mahdessian and Kuzoyan, including the Co-Founder PSUs, are exercisable into or settled in shares of our Class B common stock. All other options and RSUs are exercisable into or settled in shares of our Class A common stock.
(2)
Amounts are calculated by multiplying the number of shares shown in the table by $78.34, which was the closing per share price of our Class A common stock as of January 31, 2026.
(3)
This RSU grant required the satisfaction of two requirements to vest: a service-based requirement and a liquidity event requirement. The liquidity event requirement was satisfied following expiration of the lock-up period imposed in connection with our initial public offering. The service-based requirement is satisfied in substantially equal installments on the first 16 quarterly anniversaries of the vesting commencement date, subject in each case to continued service with us.
(4)
This Option vested and became exercisable as to 25% of the underlying shares on December 12, 2025, which was the first anniversary of the completion of our initial public offering, and will vest and become exercisable as to 1/48th of the underlying shares each month thereafter, subject to continued service with us.
(5)
This performance-based RSU grant vests in four separate tranches in the event the applicable stock price hurdles are achieved, subject to the executive being employed as Chief Executive Officer, co-Chief Executive Officer or President as of the vesting date. See the section titled “Founders' Equity Awards” for more information.
(6)
This RSU grant vests as to 25% of the total number of RSUs on the first anniversary of the vesting commencement date and as to 1/16th of the total number of RSUs on each of the quarterly anniversaries of the vesting commencement date thereafter, in each case, subject to continued service with us.
(7)
This RSU grant vests as to 1/16th of the total number of RSUs on each quarterly anniversary of the vesting commencement date, in each case, subject to continued service with us.
(8)
This RSU grant vests in four substantially equal quarterly installments, with the first such installment having vested on March 15, 2026, subject in each case to continued service with us.

Fiscal Year 2026 Option Exercises and Stock Vested

The following table sets forth certain information regarding any option exercises and stock vested during FY26 with respect to our NEOs.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Ara Mahdessian	—	—	60,245	$6,424,413
Vahe Kuzoyan	—	—	60,245	$6,424,413
Dave Sherry	—	—	111,331	$11,786,628

(1)
The value realized on vesting is based on the total number of shares of common stock issued to each NEO upon the vesting of the RSU award multiplied by the closing price of our common stock on the vesting date, and does not represent actual amounts received by our NEOs as a result of the vesting event.

Pension Benefits

None of our NEOs participate in or have account balances in qualified or nonqualified defined benefit plans sponsored by us. Our Compensation Committee may elect to adopt qualified or nonqualified defined benefit plans in the future if it determines that doing so is in our best interests

Nonqualified Deferred Compensation

During FY26, our U.S. employees, including our NEOs, did not contribute to, or earn any amounts with respect to, any defined contribution or other plan sponsored by us that provides for the deferral of compensation on a basis that is not tax-qualified

Potential Payments Upon Termination or Change in Control

Change in Control and Severance Policy

Our board of directors has adopted the ServiceTitan, Inc. Change in Control and Severance Policy (the “Change in Control Policy”), and we have entered into participation agreements under the Change in Control Policy with each of our NEOs. Under the Change in Control Policy, in the event a NEO’s employment with us is terminated by us without Cause (as defined in the Change in Control Policy) or due to the NEO’s death or Disability (as defined in the Change in Control Policy) or by the NEO for Good Reason (as defined in the Change in Control Policy), then, subject to the timely delivery of a general release of claims, the NEO will be entitled to receive continued base salary payable in accordance with our regular payroll procedures for a period of 12 months, in the case of Messrs. Mahdessian and Kuzoyan, or six months, in the case of Mr. Sherry, a prorated target bonus for the year of termination payable in a cash lump sum, and up to 12 months of company-funded healthcare continuation coverage through COBRA. In the event such termination occurs within the period commencing three months prior to a Change in Control (as defined in the Change in Control Policy) and ending on the first anniversary of the Change in Control, then, in lieu of the foregoing severance amounts, the NEO is entitled to receive a lump sum cash payment in an amount equal to 12 months of base salary, 100% of the NEO’s target bonus opportunity for the year of termination payable in a cash lump sum, up to 12 months of company-funded healthcare continuation coverage, and full vesting acceleration of all equity awards (based on the greater of target or actual performance for performance-based awards unless otherwise provided for in the applicable award agreement).

The Co-Founder PSUs are governed by the terms of the applicable award agreements, as summarized in the section titled “Compensation Discussion & Analysis - Elements of FY26 Executive Compensation Program - Founders' Equity Awards,” and are not subject to acceleration pursuant to the Change in Control Policy. In the event of a Change in Control, the Co-Founder PSUs will vest, if at all, based on the highest per share amount paid to a stockholder, with performance between stock price hurdles determined using linear interpolation, and any Co-Founder PSUs that remain unvested following such determination will be forfeited.

The following table presents quantitative estimates of the benefits that would have accrued to our NEOs upon a qualifying termination pursuant to the Change in Control Policy and the terms of the Co-Founder PSUs, as applicable. Unless otherwise stated, the payments and benefits set forth below are estimated assuming that the termination of employment or change in control event occurred on January 31, 2026, using $78.34, the closing market price per share of our common stock on the last business day preceding that date. As a result, because the first performance-based stock price hurdle applicable to the Co-Founder PSUs is $140, the following estimates assume that the Co-Founder PSUs do not vest in connection with the qualifying termination event and are instead forfeited in accordance with their terms. Actual payments and benefits could be different if such events were to occur on any other date or if any other assumptions are used to estimate potential payments and benefits.

Name	Benefits Description	Termination Without Cause by ServiceTitan, or for Good Reason (if Applicable) by Executive, Not in Connection with a Change in Control ($)	Termination Without Cause by ServiceTitan, or for Good Reason by Executive, in Connection with a Change in Control ($)
Ara Mahdessian	Base Salary	460,000	460,000
	Bonus	460,000	460,000
	COBRA	34,151	34,151
	Accelerated Equity Vesting (1)	—	10,982,166
Vahe Kuzoyan	Base Salary	460,000	460,000
	Bonus	460,000	460,000
	COBRA	34,151	34,151
	Accelerated Equity Vesting (1)	—	10,982,166
Dave Sherry	Base Salary	225,000	450,000
	Bonus	292,500	292,500
	COBRA	32,362	32,362
	Accelerated Equity Vesting	—	20,571,144

(1)
For purposes of estimating the accelerated equity vesting that would be triggered due to a termination by us without cause, or by the NEO for good reason, not in connection with a change in control, this row assumes that a change in control does not occur within six (6) months of the applicable termination date and that, as a result, the NEO's applicable Co-Founder PSUs are forfeited in full in connection with such termination.

Survivor Benefit

Our Compensation Committee has adopted a policy providing that all outstanding and future options and RSUs issued under our 2015 Plan and our 2024 Plan (including those held by our NEOs) will accelerate and vest with respect to two-years of time-based vesting (measured from the date of death) in connection with the holder’s termination of service by reason of death. Equity awards subject to performance-based vesting conditions, including the Co-Founder PSUs, are not accelerated under this policy.

Pay-versus-Performance

As required by Item 402(v) of Regulation S-K under the Securities Act (“Item 402(v)”), the following table sets forth information about the relationship between executive “compensation actually paid” to Mr. Mahdessian, our PEO, and our other NEOs (for purposes of this section, the “Non-PEO NEOs”) and certain indicators of our performance. Item 402(v) requires the amounts included in the “compensation actually paid” columns of the table below to be calculated according to a specific formula that treats the increase or decrease in the fair value of outstanding equity awards as amounts “actually paid” to the NEO, regardless of whether the NEO realized any gain from such fluctuation in equity value. Given that equity awards constitute a significant portion of our NEOs’ total potential compensation, changes in the fair value of vested and unvested equity awards will have a significant effect on the amounts shown in the “compensation actually paid” columns of the table below. For further information concerning our executive compensation philosophy, and how we align executive compensation to performance, please refer to the section titled “Compensation Discussion and Analysis”.

	Summary		Average Summary	Average Compensation	Value of Initial Fixed $100 Investment Based On:
Fiscal Year(1)	Compensation Table Total for PEO ($)(2)	Compensation Actually Paid to PEO ($)(3)	Compensation Table Total for Non-PEO NEOs ($)(4)	Actually Paid to Non-PEO NEOs ($)(5)	Total Shareholder Return ($)(6)	Peer Group Total Shareholder Return ($)(7)	Net Income (millions) ($)(8)	Subscription Revenue (millions) ($)(9)
2026	1,629,802	(89,860,827)	4,940,996	(44,679,578)	$77.56	120.21	(159.9)	712.3
2025	133,409,208	278,139,614	70,745,385	151,024,154	$101.75	95.69	(239.1)	565.7

(1)
We were not a reporting company pursuant to Section 13(a) or Section 15(d) of the Exchange Act prior to fiscal year 2025 and, as such, we have not included any information in this table for periods prior to fiscal year 2025. For each of fiscal year 2025 and 2026, our PEO was Mr. Mahdessian and our Non-PEO NEOs were Messrs. Kuzoyan and Sherry.
(2)
The amounts shown are the amounts of total compensation listed for our PEO for the corresponding fiscal year in the “Total” column of the Summary Compensation Table.
(3)
The amounts reported in this column represent the amount of “compensation actually paid” to Mr. Mahdessian for each fiscal year, as computed in accordance with Item 402(v). The amounts do not reflect the actual amount of compensation earned or received by or paid to Mr. Mahdessian during the applicable fiscal year. We did not report a change in pension value for any of the fiscal years reflected in this table; therefore, a deduction from the Summary Compensation Table total related to pension value is not applicable. In accordance with the requirements of Item 402(v), the following adjustments were made to Mr. Mahdessian’s total compensation for each fiscal year to determine the “compensation actually paid”:

Fiscal Year	Summary Compensation Table Total ($)	Subtract Summary Compensation Table Equity Total ($)	Add Year End Fair Value of Equity Awards Granted During Year that are Outstanding and Unvested ($)	Add Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards ($)	Add Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Add Year over Year Change as of Vesting Date (from Year End) in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Subtract Fair Value at prior year-end of any awards that failed to meet vesting conditions ($)	Total Equity Award Adjustment ($)	Compensation Actually Paid ($)
2026	1,629,802	0	0	(91,541,396)	0	50,767	0	(91,490,629)	(89,860,827)
2025	133,409,208	(131,781,064)	251,032,921	21,836,961	0	3,641,588	0	144,730,406	278,139,614

(4)
The amounts reported in this column represent the average of the amounts reported for the Non-PEO NEOs for each corresponding fiscal year in the “Total” column of the Summary Compensation Table.

(5)
The amounts reported in this column represent the average amount of “compensation actually paid” to the Non-PEO NEOs, as computed in accordance with Item 402(v). The amounts do not reflect the actual average amount of compensation earned or received by or paid to the Non-PEO NEOs as a group during the applicable fiscal year. We did not report a change in pension value for any of the fiscal years reflected in this table; therefore, a deduction from the Summary Compensation Table total related to pension value is not applicable. In accordance with the requirements of Item 402(v), the following adjustments were made to the average total compensation for the Non-PEO NEOs as a group for each fiscal year to determine the “compensation actually paid”:

Fiscal Year	Average Summary Compensation Table Total ($)	Subtract Average Summary Compensation Table Equity Total ($)	Add Average Year End Fair Value of Equity Awards Granted During Year that are Outstanding and Unvested ($)	Add Average Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards ($)	Add Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Add Average Year over Year Change as of Vesting Date (from Year End) in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Subtract Average Fair Value at prior year-end of any awards that failed to meet vesting conditions ($)	Total Equity Award Adjustment ($)	Average Compensation Actually Paid ($)
2026	4,940,996	(4,078,764)	2,250,748	(48,276,325)	449,153	34,614	0	(49,620,574)	(44,679,578)
2025	70,745,385	(69,890,563)	131,235,046	16,166,339	798,875	1,969,072	0	80,278,769	151,024,154

(6)
Represents the total stockholder return (“TSR”) of a $100 investment in our stock as of December 12, 2024, the date that our common stock began trading on the Nasdaq Global Select Market, valued again on each of January 31, 2025 and 2026.
(7)
Consistent with the stock performance graph in our Annual Report, this column represents the TSR of the S&P 500 Information Technology Sector Index based on a $100 investment as of December 12, 2024, valued again on each of January 31, 2025 and 2026.
(8)
The amounts reported represent the amount of net income (loss) reflected in our audited financial statements for the applicable fiscal year.
(9)
We have identified subscription revenue as the most important financial performance measure used to link compensation actually paid to our PEO and Non-PEO NEOs to our performance in FY26, as this measure was the highest weighted metric used to determine payouts to our PEO and Non-PEO NEOs under the FY26 Bonus Plan.

Financial Performance Measures

Below are the most important financial performance measures used by us to link compensation actually paid to our NEOs for FY26 to our performance:

•
Subscription Revenue;
•
Non-GAAP operating margin;
•
Platform Revenue; and
•
Our stock price, which is the key performance metric underlying the Co-Founder PSUs.

Analysis of the Information Presented in the Pay Versus Performance Table

As described in greater detail in the section titled “Compensation Discussion and Analysis”, our executive compensation program and policies reflect our philosophy of tying executive compensation to performance. While we utilize several performance measures to align executive compensation with performance, not all of those measures are presented in the Pay versus Performance table. For example, under our FY26 Bonus Plan we used Non-GAAP operating margin to link compensation paid (including “compensation actually paid” as computed in accordance with Item 402(v)) to our FY26 performance. In accordance with Item 402(v), we are providing the following graphical illustrations of the relationships among information presented in the Pay versus Performance table.

Compensation Actually Paid and Cumulative TSR

The following graph illustrates, for each of the periods presented in the Pay-versus-Performance table, the relationship among (i) compensation actually paid to the PEO and the average of the compensation actually paid to the Non-PEO NEOs, (ii) our cumulative TSR, and (iii) the cumulative TSR of the S&P 500 Information Technology Sector Index peer group.

Compensation Actually Paid and Cumulative TSR
Compensation Actually Paid ($ Millions)
$300
$250
$200
$150
$100
$50
$0
-$50
-$100
-$150
TSR
$140
$120
$100
$80
$60
$40
$20
$0
2025
2026
Year
PEO CAP
Average Non-PEO NEO CAP
TTAN TSR
S&P500 IT TSR

Compensation Actually Paid and Net Income

The following graph illustrates, for each of the periods presented in the Pay-versus-Performance table, the relationship between (i) compensation actually paid to the PEO and the average of the compensation actually paid to the Non-PEO NEOs, and (ii) our net income (loss).

Compensation Actually Paid and Net Income
$400
$300
$200
$100
$0
-$100
-$200
-$300
$ Millions
2025
2026
Year
PEO CAP
Average Non-PEO NEO CAP
Net Income (millions) ($)

Compensation Actually Paid and Subscription Revenue

The following graph illustrates, for each of the periods presented in the Pay-versus-Performance table, the relationship between (i) compensation actually paid to the PEO and the average of the compensation actually paid to the Non-PEO NEOs, and (ii) our subscription revenue.

Compensation Actually Paid and Subscription Revenue
$800
$700
$600
$500
$400
$300
$200
$100
$0
-$100
-$200
$ Millions
2025
2026
Year
PEO CAP
Average Non-PEO NEO CAP
Subscription Revenue (Millions) ($)

All information provided above under this “Pay Versus Performance” section will not be deemed to be incorporated by reference into any of our filings under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent that we specifically incorporate any such information by reference.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes our equity compensation plan information as of January 31, 2026.

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)	(b) Weighted- average exercise price of outstanding options, warrants and rights ($)(1)	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (#)
Equity compensation plans approved by security holders(2)	16,330,242	15.02	25,650,876	(3)(4)
Equity compensation plans not approved by security holders(5)	31,626	—	—
Total	16,361,868	15.02	25,650,876

(1)
The weighted average exercise price is calculated based solely on outstanding stock options. This weighted-average exercise price does not reflect shares subject to RSUs, which do not have an exercise price.
(2)
Consists of our 2015 Plan, our 2024 Plan, and our 2024 Employee Stock Purchase Plan (our “2024 ESPP”). Following our initial public offering, we did not grant any awards under our 2015 Plan, but all outstanding awards under the 2015 Plan continue to be governed by their existing terms. The shares of Class A common stock underlying any awards granted under our 2015 Plan or 2024 Plan that are forfeited, canceled, or otherwise terminated (other than by exercise) and the shares of Class A common stock that are withheld upon exercise of a stock option or settlement of such award to cover the exercise price or tax withholding will be added to the shares of common stock available for issuance under our 2024 Plan.
(3)
Does not include purchase rights accruing under our 2024 ESPP because no purchase rights (and, therefore, no number of shares to be purchased) accrued as of January 31, 2026. We have not yet offered the 2024 ESPP plan to employees, consultants, or directors.
(4)
Consists of shares available for future issuance under our 2024 ESPP, our 2024 Plan, and our 2015 Plan. As of January 31, 2026, 4,367,264 shares of common stock were available for future issuance under our 2024 ESPP, 21,283,612 shares of common stock were available for issuance under our 2024 Plan, and zero shares of common stock were available for issuance under our 2015 Plan. The shares available for issuance under our 2015 Plan were incorporated into our 2024 Plan in February 2025.
(5)
In connection with our acquisition of Conduit Tech, Inc. in October 2025, we assumed the Conduit Tech, Inc. 2022 Stock Plan (the "Conduit Plan") and each RSU outstanding under the Conduit Plan that was held by an employee of Conduit immediately following the acquisition (each, a "Conduit RSU"). Each Conduit RSU was converted into an RSU of the Company to acquire shares of our Class A common stock on the same terms and conditions as the Conduit RSUs, including with respect to time-based vesting conditions. As a result, this row consists of the 31,626 shares of our Class A common stock issuable pursuant to the Conduit RSUs as of January 31, 2026. None of the Conduit RSUs are held by any of our NEOs, and there are zero shares of common stock available for future issuance under the Conduit Plan. The Conduit Plan was filed as Exhibit 10.4 to our Annual Report.
(6)
Our 2024 Plan provides that the number of shares reserved and available for issuance under the plan will automatically increase each January 1, beginning on January 1, 2025, by 5% of the outstanding number of shares of our common stock on the immediately preceding December 31, or such lesser number of shares as determined by our 2024 Plan administrator. Our 2024 ESPP provides that the number of shares reserved and available for issuance will automatically increase each January 1, beginning on January 1, 2025, by 1% of the outstanding number of shares of our common stock on the immediately preceding December 31, or such lesser number of shares as determined by our administrator of our 2024 ESPP.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 31, 2026, for:

•
each of our current directors and nominees for director;
•
each of our named executive officers;
•
all of our current directors and executive officers as a group; and
•
each person or group known by us to be the beneficial owner of more than 5% of our Class A or Class B common stock.

We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable.

We have based our calculation of the percentage of beneficial ownership on 82,650,615 shares of our Class A common stock and 12,651,154 shares of our Class B common stock outstanding as of March 31, 2026. We have deemed shares of our common stock subject to stock options that are currently exercisable or exercisable within 60 days of March 31, 2026, or issuable pursuant to RSUs that are subject to vesting conditions expected to occur within 60 days of March 31, 2026 to be outstanding and to be beneficially owned by the person holding the stock option or RSU for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o ServiceTitan, Inc., 800 N. Brand Blvd., Suite 100, Glendale, California 91203. The information provided in the table is based on our records, information filed with the SEC and information provided to us, except where otherwise noted.

	Class A Common Stock		Class B Common Stock		% of Total Voting
	Shares	%	Shares	%	Power
5% Stockholders:
Entities affiliated with Bessemer(1)	5,798,482	7.0%	—	*	2.8%
Entities and individuals affiliated with ICONIQ(2)	12,243,649	14.8%	—	*	5.9%

Named Executive Officers and Directors:
Ara Mahdessian(3)	1	*	6,664,868	48.5%	30.3%
Vahe Kuzoyan(4)	1	*	8,151,000	59.4%	37.1%
David Sherry(5)	88,356	*	—	*	*
Nina Achadjian(6)	1,967,972	2.4%	—	*	*
Michael Brown(7)	3,378,017	4.1%	—	*	1.6%
Tim Cabral(8)	80,342	*	—	*	*
Byron Deeter(9)	5,798,482	7.0%	—	*	2.8%
Ilya Golubovich	—	*	—	*	*
William Griffith(10)	11,885,556	14.4%	—	*	5.7%
William Hsu	—	*	—	*	*
All current executive officers and directors as a group (10 persons)(11)	23,198,727	28.0%	14,815,868	100.0%	74.2%

* Represents beneficial ownership of less than one percent (1%) of the outstanding shares of our common stock.

(1)
Based on our records and a Schedule 13G/A filed with the SEC on February 17, 2026 with respect to shares of our common stock owned as of December 31, 2025. Consists of (i) 2,568,747 shares of Class A common stock held by Bessemer Venture Partners

VIII L.P. (“BVP VIII”), (ii) 3,089,291 shares of Class A common stock held by Bessemer Venture Partners VIII Institutional L.P. (“BVP VIII Institutional”), (iii) 137,974 shares of Class A common stock held by 15 Angels II LLC (“15 Angels,” and together with BVP VIII and BVP VIII Institutional, the “BVP Funds”), and (iv) 2,470 shares of Class A common stock held by Cloud All Star Fund, L.P. (“CASF”). Deer Management Company LLC (“Deer”) is the management company of the BVP Funds and owns a material interest in Cloud All Star Fund GP, LLC (“CASF GP”), the general partner of CASF. Deer VIII Ltd is the general partner of Deer VIII LP, which is the general partner of each of BVP VIII and BVP VIII Institutional. Investment and voting decisions with respect to the securities held by the BVP Funds are made by the directors of Deer VIII Ltd. acting as an investment committee. Investment and voting decisions with respect to the securities held by CASF are made by CASF GP, of which Deer owns a material interest. Byron Deeter disclaims beneficial ownership of the ServiceTitan shares held by the BVP Funds and CASF except to the extent of his pecuniary interest, if any, in such securities through any indirect interest in the BVP Funds and CASF. The address for the BVP Funds is c/o Bessemer Venture Partners, 1865 Palmer Avenue, Suite 104, Larchmont, NY 10583. The address for CASF is 180 Lytton Avenue, Palo Alto, CA 94301.
(2)
Based on our records and a Schedule 13G/A filed with the SEC on November 14, 2025 with respect to shares of our common stock owned as of September 30, 2025. Consists of (i) 3,603,256 shares of Class A common stock held by ICONIQ Strategic Partners II, L.P. (“ICONIQ II”), (ii) 2,820,790 shares of Class A common stock held by ICONIQ Strategic Partners II-B, L.P. (“ICONIQ II-B”), (iii) 1,484,219 shares of Class A common stock held by ICONIQ Strategic Partners II CO-INVEST, L.P. ST Series (“Co-invest II Series ST”), (iv) 605,872 shares of Class A common stock held by ICONIQ Strategic Partners II CO-INVEST, L.P. ST-2 Series (“Co-invest II Series ST-2”, (v) 735,893 shares of Class A common stock held by ICONIQ Strategic Partners III, L.P. (“ICONIQ III”), (vi) 786,307 shares of Class A common stock held by ICONIQ Strategic Partners III-B, L.P. (“ICONIQ III-B”), (vii) 483,635 shares of Class A common stock held by ICONIQ Strategic Partners V, L.P. (“ICONIQ V”), (viii) 648,606 shares of Class A common stock held by ICONIQ Strategic Partners V-B, L.P. (“ICONIQ V-B”), (ix) 247,163 shares of Class A common stock held by ICONIQ Strategic Partners V, Co-Invest, L.P. (Series ST) (“Co-invest V Series ST”), (x) 111,891 shares of Class A common stock held by ICONIQ Strategic Partners V, Co-Invest, L.P. (Series ST2) (“Co-invest V Series ST2,” and, collectively with the foregoing entities, the “ICONIQ Growth Entities”), (xi) 346 shares of Class A common stock held by separately managed accounts for which ICONIQ Capital, LLC (“ICONIQ Capital”) serves as investment advisor, (xii) 357,747 shares of Class A common stock held by Divesh Makan through his family trust of which he is a trustee and another estate planning trust having an independent trustee, and (xiii) 357,924 shares of Class A common stock held by William Griffith (one of our directors) through his family trust of which he is a trustee and another estate planning trust having an independent trustee.

ICONIQ Strategic Partners II GP, L.P., or ICONIQ GP II, is the sole general partner of ICONIQ II, ICONIQ II-B, Co-invest II Series ST and Co-invest Series II ST-2. ICONIQ Strategic Partners II TT GP, Ltd. (“ICONIQ Parent GP II”), is the general partner of ICONIQ GP II. ICONIQ Strategic Partners III GP, L.P. (“ICONIQ GP III”), is the general partner of ICONIQ III and ICONIQ-B. ICONIQ Strategic Partners III TT GP, Ltd. (“ICONIQ Parent GP III”), is the general partner of ICONIQ GP III. ICONIQ Strategic Partners V GP, L.P. (“ICONIQ GP V”) is the general partner of ICONIQ V, ICONIQ V-B, Co-invest V Series ST and Co-invest V Series ST2. ICONIQ Strategic Partners V TT GP, Ltd. (“ICONIQ Parent GP V”) is the general partner of ICONIQ GP V. ICONIQ Capital Group, L.P. ("ICONIQ Capital Group") is the sole member of ICONIQ Capital. ICONIQ Capital Group GP, LLC ("ICONIQ Capital GP") is the general partner of ICONIQ Capital Group. Divesh Makan is the sole member of ICONIQ Capital GP. Divesh Makan and William Griffith are the sole equity holders of ICONIQ Parent GP II and ICONIQ Parent GP III and Divesh Makan, William Griffith and Matthew Jacobson are the sole equity holders of ICONIQ Parent GP V and may each be deemed to have voting, investment and dispositive power with respect to the shares held by the ICONIQ Growth Entities, as applicable. The address for the ICONIQ Growth Entities is c/o ICONIQ Capital, LLC, 50 Beale Street, Suite 2300, San Francisco, California 94105.

(3)
Consists of (i) one share of Class A common stock held by Mr. Mahdessian, (ii) 4,353,709 shares of Class B common stock held by the AMKE Trust dated February 1, 2019, of which Mr. Mahdessian and his spouse are the trustees, (iii) 614,401 shares of Class B common stock held by grantor retained annuity trusts of which Mr. Mahdessian is the trustee, (iv) 614,401 shares of Class B common stock held by grantor retained annuity trusts, of which Mr. Mahdessian’s spouse is the trustee, and (v) 1,082,357 shares underlying options to purchase shares of Class B common stock that are exercisable within 60 days of the beneficial ownership date.
(4)
Consists of (i) one share of Class A common stock held by Mr. Kuzoyan, (ii) 113,267 shares of Class B common stock held by Mr. Kuzoyan, (iii) 5,503,365 shares of Class B common stock held by the K-A Family Trust dated December 6, 2021, of which Mr. Kuzoyan and his spouse are the trustees, (iv) 726,004 shares of Class B common stock held by grantor retained annuity trusts, of which Mr. Kuzoyan is the trustee, (v) 726,004 shares of Class B common stock held by grantor retained annuity trusts, of which Mr. Kuzoyan’s spouse is the trustee, (vi) 3 shares of Class B common stock held by Mr. Kuzoyan’s spouse, and (vii) 1,082,357 shares underlying options to purchase shares of Class B common stock that are exercisable within 60 days of the beneficial ownership date. Of the shares of Class B common stock beneficially owned by Mr. Kuzoyan, 1,700,000 shares of Class B common stock are pledged as collateral to secure personal indebtedness.
(5)
Consists of 88,356 shares of Class A common stock.
(6)
Consists of (i) 1,682,758 shares of Class A common stock held by Index Ventures Growth IV (Jersey), L.P., (ii) 248,429 shares of Class A common stock held by Index Ventures Growth V (Jersey), L.P., and (iii) 36,785 shares of Class A common stock held by

Yucca (Jersey) SLP (“Yucca”). Index Ventures Growth Associates IV Limited (“IVGA IV”), is the managing general partner of Index Ventures Growth IV (Jersey), L.P. and may be deemed to have voting and dispositive power over the shares held by such fund. Index Ventures Growth Associates V Limited (“IVGA V”), is the managing general partner of Index Ventures Growth V (Jersey), L.P. and may be deemed to have voting and dispositive power over the shares held by such fund. Yucca is the administrator of Index co-investment vehicles that are contractually required to mirror the relevant funds’ investment, and IVGA IV and IVGA V may be deemed to have voting and dispositive power over their respective allocations of shares held by Yucca. David Hall, Phil Balderson, Brendan Boyle and Nigel Greenwood are the members of the board of directors of IVGA IV and IVGA V, and investment and voting decisions with respect to the shares over which IVGA IV and IVGA V may be deemed to have voting and dispositive power are made by such directors collectively. Nina Achadjian, one of our directors, is a partner within the Index Ventures Group but does not hold voting or dispositive power over the shares held by the Index funds. The address for each of these entities is 5th Floor, 44 Esplanade, St. Helier, JE1 3FG, Jersey, Channel Islands.
(7)
Based on our records, a Form 4 filed by Mr. Brown on June 23, 2025, and a Schedule 13G/A filed with the SEC on February 17, 2026 by Battery Ventures with respect to shares of our common stock owned as of December 31, 2025. Consists of (a) 78,076 shares of Class A common stock held by Mr. Brown, and (b) shares held of record by entities affiliated with Battery Ventures, with which Mr. Brown is affiliated, as follows: (i) 1,193,731 shares of Class A common stock held directly by Battery Ventures XI-A, L.P. ("BV11-A"), (ii) 315,401 shares of Class A common stock held directly by Battery Ventures XI-B, L.P. ("BV11-B"), (iii) 1,240,210 shares of Class A common stock held directly by Battery Ventures XI-A Side Fund, L.P. ("BV11-A SF"), (iv) 268,926 shares of Class A common stock held directly by Battery Ventures XI-B Side Fund, L.P. ("BV11-B SF"), (v) 55,303 shares of Class A common stock held directly by Battery Investment Partners XI, LLC ("BIP11"), (vi) 205,999 shares of Class A common stock held directly by Battery Ventures Select Fund I, L.P. ("BV Select I"), and (vii) 20,371 shares of Class A common stock held directly by Battery Investment Partners Select Fund I, L.P. ("BIP Select I"). Battery Partners XI, LLC ("BP11") is the general partner of each of BV11-A and BV11-B and the managing member of BIP11. Battery Partners XI Side Fund, LLC ("BP11SF") is the general partner of each of BV11-A SF and BV11-B SF. Battery Partners Select Fund I, L.P. ("BP Select I") is the general partner of BV Select I. Battery Partners Select Fund I GP, LLC ("BP Select I GP") is the general partner of BP Select I and BIP Select I. Neeraj Agrawal, Mr. Brown, Jesse Feldman, Russell L. Fleischer, Roger H. Lee, Chelsea R. Stoner, Dharmesh Thakker, and Scott R. Tobin, as managing members of each of BP11 and BP11SF, may be deemed to share voting and dispositive power over the shares held by each of BV11-A, BV11-B, BIP11, BV11-A SF, and BV11-B SF. Such individuals, together with Morad Elhafed, as managing members of BP Select I GP, may be deemed to share voting and dispositive power over the shares held by each of BV Select I and BIP Select I. Each such person disclaims beneficial ownership of the shares reported herein except to the extent of his or her pecuniary interest therein. The address of each of the foregoing persons and entities is c/o Battery Ventures, One Marina Park Drive, Suite 1100, Boston, Massachusetts 02210.
(8)
Consists of (i) 12,842 shares of Class A common stock and (ii) 67,500 shares underlying options to purchase shares of Class A common stock that are exercisable within 60 days of the beneficial ownership date.
(9)
Consists of shares listed in footnote 1 above held of record by the BVP Funds and CASF. Mr. Deeter, one of our directors, is a Partner of Bessemer Venture Partners and, therefore, may be deemed to have voting and dispositive power with respect to such shares. Mr. Deeter disclaims beneficial ownership of all such shares except to the extent of his pecuniary interest therein.
(10)
Consists of (i) 357,924 shares of Class A common stock held through his family trust of which he is a trustee and another estate planning trust having an independent trustee; Mr. Griffith disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein, if any, and (ii) the 11,527,632 shares listed in footnote 2 above held of record by the ICONIQ Growth Entities.
(11)
Consists of (i) 23,131,227 shares of Class A common stock beneficially owned by our current executive officers and directors, (ii) 67,500 shares underlying options to purchase shares of Class A common stock that are exercisable within 60 days of the beneficial ownership date, (iii) 12,651,154 shares of Class B common stock beneficially owned by our current executive officers and directors and (iv) 2,164,714 shares underlying options to purchase shares of Class B common stock that are exercisable within 60 days of the beneficial ownership date.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We describe below each transaction or series of similar transactions since February 1, 2025, and each currently proposed transaction, to which we were a participant or will be a participant, in which:

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the amounts involved exceeded or will exceed $120,000; and
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any of our directors, nominees for director, executive officers or beneficial holders of more than 5% of any class of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

Investors’ Rights Agreement

We are party to an Amended and Restated Investors’ Rights Agreement (“IRA”), dated as of July 27, 2023, that provides, among other things, that certain holders of our capital stock, including Bessemer Venture Partners and entities affiliated with ICONIQ, have the right to demand that we file a registration statement or request that their shares of our capital stock be covered by a registration statement that we are otherwise filing. The IRA was filed as Exhibit 4.4 to our Annual Report.

Employment of Immediate Family Members

Areni Mahdessian, the sister of Ara Mahdessian, one of our executive officers and a member of our board of directors, was employed by us in a non-executive capacity from April 2016 to January 2026, serving as Director, Product Management. Ms. Mahdessian’s cash compensation in fiscal 2026 was $238,762, and was comprised of salary, bonus, 401(k) contributions, health insurance, and technology reimbursement. In fiscal 2026, Ms. Mahdessian was granted 2,021 RSUs. Ms. Mahdessian’s total compensation and benefits were in line with employees of comparable experience that held similar roles.

Commercial Arrangements

We have a commercial relationship with DialPad, Inc. (“DialPad”). Entities affiliated with ICONIQ Growth, a beneficial owner of greater than 5% of our Class A common stock, hold a greater than 10% equity interest in DialPad. William Griffith, a member of our board of directors since November 2016, is a director of the General Partner of several ICONIQ Growth entities. Mr. Griffith has not been involved in any discussions regarding the commercial relationship between us and DialPad. During fiscal 2026 and through March 31, 2026, we made and accrued service payments to DialPad of $4.4 million.

Other Transactions

We have granted stock options and RSUs to our executive officers and certain of our directors, including the Co-Founder PSUs. See the sections titled “Executive Compensation—Outstanding Equity Awards at Fiscal Year-End” and “Board of Directors and Corporate Governance—Non-Employee Director Compensation” for a description of these stock options and RSUs.

We entered into change of control and severance agreements with our current executive officers that, among other matters, provide for certain severance and change of control benefits. For additional information, refer to the section titled “Executive Compensation—Potential Payments upon Termination or Change of Control.”

Director and Officer Indemnification and Insurance

Our amended and restated certificate of incorporation and amended and restated bylaws provide for indemnification and advancement of expenses for our directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”), subject to certain limited exceptions. In connection with our initial public offering, we entered into indemnification agreements with each of our directors and executive officers that may be broader than the specific indemnification provisions contained in the Delaware General Corporation Law. These indemnification agreements require us, among other things, to indemnify our directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements also require us to advance all expenses incurred by the directors and executive officers in investigating or defending any such action, suit or proceeding. We have also obtained insurance policies under which, subject to the limitations of the policies, coverage is provided to our directors and executive officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or executive officer, including claims relating to public securities matters, and to us with respect to payments that may be made by us to these directors and executive officers pursuant to our indemnification obligations or otherwise as a matter of law.

Policies and Procedures for Related Party Transactions

Our board of directors has adopted a written related party transaction policy setting forth the policies and procedures for the review and approval or ratification of related party transactions. Our audit committee has the primary responsibility for reviewing and approving or disapproving related party transactions, which, subject to certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, are transactions, relationships or arrangements, or any series of transactions, relationships or arrangements, between us and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has or will have a direct or indirect material interest. Our policy regarding transactions between us and related persons provides that a related person is defined as a director, executive officer, nominee for director or greater than 5% beneficial owner of our common stock, in each case since the beginning of the most recently completed year, and any of their immediate family members. In reviewing and approving any such transactions, our audit committee is tasked to consider all relevant facts and circumstances, including whether the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party, whether the transaction arose in the ordinary course of business, and the extent of the related person’s interest in the transaction. All of the transactions described in this section occurred prior to the adoption of this policy.

QUESTIONS AND ANSWERS ABOUT OUR PROXY

MATERIALS AND THE ANNUAL MEETING

This proxy statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by our board of directors for use at the Annual Meeting. The Annual Meeting will be held on Wednesday, June 17, 2026, at 12:00 PM PT as a completely virtual meeting. Stockholders can attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/TTAN2026 and entering your 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials, where you will be able to listen to the meeting live, submit questions and vote your shares online during the meeting. We believe this virtual attendance alternative enables increased shareholder participation from locations around the world and can provide cost savings for our stockholders and us. We recommend that you log in a few minutes before the Annual Meeting to ensure you are logged in when the Annual Meeting starts. The Notice containing instructions on how to access this proxy statement and our Annual Report is first being mailed on or about May 5, 2026 (U.S. Eastern Time), to all stockholders entitled to vote at the Annual Meeting.

The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully.

What matters am I voting on?

You will be voting on:

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The election of Michael Brown, Byron Deeter and Vahe Kuzoyan as our Class II directors to serve until our 2029 annual meeting of stockholders and until their respective successors are duly elected and qualified.
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The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending January 31, 2027.
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The approval, on an advisory basis, of the frequency of future stockholder advisory votes on the compensation of our named executive officers.

How does the board of directors recommend I vote on these proposals?

Our board of directors recommends a vote:

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“FOR” the election of Michael Brown, Byron Deeter, and Vahe Kuzoyan as our Class II directors;
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“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending January 31, 2027; and
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for the approval, on an advisory basis, of “1 YEAR” as the frequency of future stockholder advisory votes on the compensation of our named executive officers.

Who is entitled to vote?

The Record Date for the Annual Meeting is April 22, 2026. Holders of our Class A common stock and holders of our Class B common stock as of the close of business on the Record Date may vote at the Annual Meeting. As of the Record Date, there were 82,736,786 shares of our Class A common stock outstanding and 12,651,154 shares of our Class B common stock outstanding. Our Class A common stock and Class B common stock will vote as a single class on all matters described in this proxy statement for which your vote is being solicited. Stockholders are not permitted to cumulate votes with respect to the election of directors. Each share of Class A common stock is entitled to one vote on each proposal, and each share of Class B common stock is entitled to 10 votes on each proposal. Our Class A common stock and Class B common stock are collectively referred to in this proxy statement as our “common stock.”

How many votes do I have?

Each share of Class A common stock is entitled to one vote on each proposal, and each share of Class B common stock is entitled to 10 votes on each proposal. Our Class A common stock and Class B common stock are collectively referred to in this proxy statement as our “common stock.”

What is the difference between being a “Registered Stockholder” and holding shares in “street name” as a “Beneficial Holder”?

Registered Stockholders. If shares of our common stock are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares, and the Notice was provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote live at the Annual Meeting. Throughout this proxy statement, we refer to registered stockholders as “stockholders of record.”

Street Name Stockholders. If shares of our common stock are held on your behalf in a brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares that are held in “street name,” and the Notice was forwarded to you by your broker, bank or other nominee, who is considered to be the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee as to how to vote your shares. You are also invited to attend the Annual Meeting and vote your shares at the Annual Meeting with the 16-digit control number received from your broker, bank or other nominee. If you receive materials related to the Annual Meeting from your broker, bank or other nominee that does not reference a 16-digit control number, follow the instructions included in your proxy materials on how to attend and participate in our virtual meeting. Throughout this proxy statement, we refer to stockholders who hold their shares through a broker, bank or other nominee as “street name stockholders” or “beneficial owners.”

How many votes are needed for approval of each proposal?

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Proposal No. 1: The election of directors requires a plurality of the votes cast to be approved. “Plurality” means that the nominees who receive the largest number of votes cast “FOR” such nominees are elected as directors until all board of directors seats are filled. As a result, any shares not voted “FOR” a particular nominee, whether as a result of a “WITHHOLD” vote or a broker non-vote (described below), will not be counted in such nominee’s favor and will have no effect on the outcome of the election. You may vote “FOR” or “WITHHOLD” on each of the nominees for election as a director.
•
Proposal No. 2: The ratification of the appointment of the independent registered public accounting firm requires the affirmative vote of holders of a majority in voting power of the votes cast on such matter (excluding abstentions and broker non-votes) to be approved. You may vote “FOR,” “AGAINST” or “ABSTAIN” with respect to this proposal. Abstentions and broker non-votes, if any, will have no effect on this proposal. This proposal is considered a routine matter such that a broker, bank or other nominee can generally vote in its discretion; therefore, no broker non-votes are expected in connection with this proposal.
•
Proposal No. 3: You may vote “1 YEAR”, “2 YEARS”, “3 YEARS” or “ABSTAIN” with respect to this proposal. Approving the non-binding advisory vote on the frequency of future stockholder advisory votes on the compensation of our named executive officers requires the affirmative vote of the holders of a majority in voting power of the votes cast on such matter (excluding abstentions and broker non-votes). Abstentions will have no effect on this proposal. However, if no option receives a majority in voting power of votes cast virtually or by proxy, the option that receives the highest number of votes cast will be deemed to be the frequency preferred by our stockholders. Broker non-votes will have no effect on the outcome of this proposal.

What is an abstention or a vote withheld?

A “vote withheld,” in the case of the proposal regarding the election of directors, or an “abstention,” in the case of the proposal regarding the ratification of our independent registered public accounting firm or the advisory vote on frequency of future stockholder advisory votes on the compensation of our named executive officers, represents a stockholder’s affirmative choice to decline to vote on a proposal.

What are broker non-votes?

Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker has not received voting instructions from the beneficial owner and lacks discretionary voting power to vote those shares. Brokerage firms and other intermediaries holding shares of our common stock in street name for beneficial owners are generally required to vote such shares in the manner directed by such beneficial owners. In the absence of specific voting instructions, your broker or other intermediary will have discretion to vote your shares on our sole “routine” matter, which is Proposal No. 2 to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending January 31, 2027 and we do not expect any broker non-votes in connection with such proposal. Your broker or other intermediary will not have discretion to vote on Proposal No. 1 or Proposal No. 3, which are considered “non-routine” matters, absent direction from you. We refer to the absence of a vote on a non-routine proposal for which a broker has not received instructions as a “broker non-vote.”

How many shares must be present to hold the Annual Meeting?

A quorum is the minimum number of shares required to be present at the Annual Meeting to properly hold an annual meeting of our stockholders and conduct business under our amended and restated bylaws and Delaware law. The holders of a majority in voting power of the stock issued and outstanding and entitled to vote, present in person, or by remote communication, if applicable, or represented by proxy, shall constitute a quorum at the Annual Meeting. Abstentions, “withhold” votes and broker non-votes are counted as shares present and entitled to vote for purposes of determining a quorum at the Annual Meeting.

What if a quorum is not present at the Annual Meeting?

If a quorum is not present or represented at any meeting of the stockholders, then either (i) the chairperson of the Annual Meeting or (ii) a majority in voting power of the stockholders entitled to vote at the meeting, present in person, or virtually, if applicable, or represented by proxy, shall have power to recess the Annual Meeting or adjourn the Annual Meeting until a quorum is present or represented.

How do I vote?

If you are a stockholder of record, there are four ways to vote:

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by Internet at www.proxyvote.com or via the QR code on your Notice or proxy card, 24 hours a day, seven days a week, until 11:59pm ET on June 16, 2026 (please have your Notice or proxy card in hand when you visit the website);
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by toll-free telephone at 1-800-690-6903, until 11:59pm ET on June 16, 2026 (please follow the instructions on your proxy card);
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by completing and mailing your proxy card (if you received printed proxy materials) to be received prior to the Annual Meeting; or
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by attending the Annual Meeting virtually by visiting www.virtualshareholdermeeting.com/TTAN2026, where you may vote and submit questions during the meeting (please have your Notice, proxy card or the instructions that accompanied your proxy materials in hand when you visit the website).

Even if you plan to attend the Annual Meeting, we recommend that you also vote by proxy so that your vote will be counted if you later decide not to attend the Annual Meeting.

If you are a street name stockholder, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to direct your broker, bank or other nominee on how to vote your shares. Street name stockholders should generally be able to vote in advance of the Annual Meeting by returning a voting instruction form and may be able to vote by telephone or on the Internet, depending on the voting process of your broker, bank or other nominee. As discussed above, if you are a street name stockholder, you may vote your shares live at the virtual Annual Meeting with the 16-digit control number you obtain a legal proxy from your broker, bank or other nominee. If you receive materials related to the Annual Meeting from your broker, bank or other nominee that does not reference a 16-digit control number, follow the instructions included in your proxy materials on how to attend and participate in our virtual meeting.

Can I change my vote or revoke my proxy?

Yes. If you are a stockholder of record, you can change your vote or revoke your proxy any time before the Annual Meeting by:

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entering a new vote by Internet or by telephone;
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completing, signing and returning a later-dated proxy card that is received prior to the Annual Meeting;
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prior to the Annual Meeting notifying the Secretary of ServiceTitan, Inc., in writing, at ServiceTitan, Inc., 800 N. Brand Blvd., Suite 100, Glendale, California 91203, Attention: Secretary; or
•
attending and voting at the Annual Meeting (although attendance at the Annual Meeting will not, by itself, revoke a proxy).

If you are a street name stockholder, your broker, bank or other nominee can provide you with instructions on how to change or revoke your vote.

Who can attend the Annual Meeting?

All holders of our common stock as of the Record Date will be able to attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/TTAN2026 and entering the 16-digit control number included on the Notice, proxy card or voting instruction form and submit questions during the meeting, with a limit of one question per stockholder. We will answer as many questions submitted in accordance with the meeting rules of conduct as possible in the time allotted for the meeting. Only questions that are relevant to our business operations will be answered.

Where and when will the Annual Meeting be held?

We will be hosting the Annual Meeting live via webcast. Any stockholder can attend the Annual Meeting live online at www.virtualshareholdermeeting.com/TTAN2026. If you were a stockholder as of the Record Date, or you hold a valid proxy for the Annual Meeting, you can vote at the Annual Meeting. A summary of the information you need to attend the Annual Meeting online is provided below:

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Instructions on how to attend and participate via the Internet are posted at www.virtualshareholdermeeting.com/TTAN2026.
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Assistance with questions regarding how to attend and participate via the Internet will be provided at www.virtualshareholdermeeting.com/ TTAN2026 on the day of the Annual Meeting.
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Webcast starts at 12:00 PM PT.
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You will need your 16-digit control number to enter the Annual Meeting as a stockholder.

To participate in the Annual Meeting, you will need the 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your bank or brokerage firm to obtain your 16-digit control number or otherwise vote through the bank or brokerage firm.

The Annual Meeting webcast will begin promptly at 12:00 PM PT. We encourage you to access the meeting prior to the start time. Online check-in will begin at 11:45 AM PT, and you should allow ample time for the check-in procedures.

What if during the check-in time or during the meeting I have technical difficulties or trouble accessing the virtual meeting website?

We will have technicians to assist you if you experience technical difficulties accessing the Annual Meeting. If you encounter any difficulties accessing the meeting during the check-in or meeting time, please contact the phone number set forth on www.virtualshareholdermeeting.com/TTAN2026 approximately fifteen (15) minutes before the start of the meeting.

What is the effect of giving a proxy?

Proxies are solicited by and on behalf of our board of directors. Ara Mahdessian, Dave Sherry, and Olive Huang have been designated as proxy holders by our board of directors. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our board of directors as set forth above. If any matters not described in this proxy statement are properly presented at the Annual Meeting pursuant to our amended and restated bylaws, the proxy holders will use their own judgment to determine how to vote the shares. If the Annual Meeting is adjourned or postponed, the proxy holders can vote the shares on the new Annual Meeting date unless you have properly revoked your proxy instructions, as described above.

Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?

In accordance with the rules of the SEC, we have elected to furnish our proxy materials, including this proxy statement and our Annual Report, primarily via the Internet. The Notice, which contains instructions on how to access our proxy materials via the Internet, is first being mailed on or about May 5, 2026, to all of our stockholders of record as of the Record Date. Stockholders in street name will receive the Notice from their broker, bank or other nominee. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice (www.proxyvote.com). Stockholders may also request to receive proxy materials for this Annual Meeting or future meetings of our stockholders in printed form by mail or electronically by email by following the instructions contained in the Notice. We encourage stockholders to take advantage of the availability of our proxy materials on the Internet to help reduce the environmental impact and cost of our annual meetings of stockholders.

How are proxies solicited for the Annual Meeting?

Our board of directors is soliciting proxies for the Annual Meeting. We will bear the entire cost of proxy solicitation, including the preparation, assembly, printing, mailing and distribution of our proxy materials. Copies of solicitation materials will also be made available upon request to brokers, banks and other nominees to forward to the beneficial owners of the shares of our common stock that are held of record by such brokers, banks, or other nominees. In addition to the use of mail, proxies may be solicited by telephone, electronic communications, or other means by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services, although we may reimburse such individuals for their reasonable out-of-pocket expenses in connection with such solicitation.

Why is the Annual Meeting being conducted as a virtual meeting?

The Annual Meeting will again be a completely virtual meeting of stockholders, which we believe provides the opportunity for participation by a broader group of stockholders while reducing the environmental impact and the costs associated with in-person meetings. We designed the format of the virtual Annual Meeting to ensure that our stockholders are afforded the same rights and opportunities to participate as they would have at an in-person meeting and to enhance stockholder access, participation and communication through online tools. We believe the virtual format facilitates stockholder attendance and participation by enabling stockholders to participate from any location around the world.

Where can I find the voting results of the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we will instead file a Current Report on Form 8-K with the preliminary results within four business days after the Annual Meeting and an amendment to the Current Report on Form 8-K with the final results as soon as such final results become available.

I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

The SEC’s rules permit us and intermediaries (such as brokers, banks and other agents) to deliver a single set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. Under this procedure, we deliver a single copy of the Notice and, if applicable, our proxy materials to multiple stockholders who share the same address, unless we have received contrary instructions from one or more of such stockholders. Applicable stockholders who have not provided instructions against householding will continue to receive the Notice and, if applicable, our proxy materials in this manner in subsequent years until they are notified otherwise or until they revoke their consent. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards.

Upon the written or oral request of a stockholder of record, we will promptly deliver a separate copy of the Notice and, if applicable, our proxy materials to such stockholder at the shared address to which we delivered a single copy of any of these materials. To receive a separate copy, or, if a stockholder of record is receiving multiple copies, to request that we only send a single copy of the Notice and, if applicable, our proxy materials, such stockholder may contact Broadridge Financial Solutions, Inc. (“Broadridge”):

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by mail: Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, NY 11717
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by telephone: 1-800-579-1639
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by email: sendmaterial@proxyvote.com

In addition, if you currently are a stockholder who shares an address with another stockholder and would like to receive only one copy of future notices and proxy materials for your household, you may notify your broker if your shares are held in a brokerage account or you may notify us if you hold registered shares. Registered stockholders may notify us by contacting Broadridge Financial Solutions, Inc. at the above telephone number or address.

Will there be a question and answer session during the Annual Meeting?

You may submit appropriate questions that are pertinent to the Company and the Annual Meeting matters during the Annual Meeting or at www.proxyvote.com in advance of the Annual Meeting. Only stockholders that have accessed the Annual Meeting as a stockholder by following the procedures outlined above in “Who can attend the Annual Meeting?” will be permitted to submit questions during the Annual Meeting. Each stockholder is limited to no more than two questions. Questions should be succinct and only cover a single topic. We will answer certain appropriate stockholder questions during the Annual Meeting. For any questions not otherwise addressed during the Annual Meeting, we may also respond directly to you using the contact information provided. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition. We will not address questions that are, among other things:

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irrelevant to the business of the Company or to the business of the Annual Meeting;
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related to material non-public information of the Company, including the status or results of our business since our last Quarterly Report on Form 10-Q;
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related to any pending, threatened or ongoing litigation;

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related to personal grievances;
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derogatory references to individuals or that are otherwise in bad taste;
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substantially repetitious of questions already made by another stockholder;
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in excess of the two-question limit;
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in furtherance of the stockholder’s personal or business interests; or
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out of order or not otherwise suitable for the conduct of the Annual Meeting as determined by the Chairperson of the board of directors or the Corporate Secretary in their reasonable judgment.

Depending on the number of questions submitted, we may not be able to answer all questions during the Annual Meeting. Additional information regarding the Q&A session will be available in the “Rules of Conduct” available on the Annual Meeting webpage for stockholders who have accessed the Annual Meeting as a stockholder by following the procedures outlined above in “Who can attend the Annual Meeting?”

What is the deadline to propose actions for consideration or to nominate individuals to serve as directors at next year’s annual meeting of stockholders?

Stockholder Proposals

Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at our 2027 annual meeting of stockholders by submitting their proposals in writing to our Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2027 annual meeting of stockholders, such written proposal must be delivered, or mailed and received, by our Secretary at the address below not later than January 5, 2027. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 of the Exchange Act regarding the inclusion of stockholder proposals in company sponsored proxy materials. Stockholder proposals should be addressed to:

ServiceTitan, Inc.

Attention: Secretary

800 N. Brand Blvd., Suite 100

Glendale, California 91203

In connection with our 2027 annual meeting of stockholders, we intend to file a proxy statement and a WHITE proxy card with the SEC in connection with our solicitation of proxies for that meeting. Stockholders may obtain our proxy statement (and any amendments and supplements thereto) and other documents as and when filed by us with the SEC without charge from the SEC’s website at: www.sec.gov.

Our amended and restated bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our amended and restated bylaws provide that the only business that may be conducted at an annual meeting of stockholders is business that is (i) specified in our proxy materials with respect to such annual meeting, (ii) otherwise properly brought before such annual meeting by or at the direction of our board of directors, or (iii) properly brought before such annual meeting by a stockholder of record entitled to vote at such annual meeting who has delivered timely written notice to our Secretary, which notice must contain the information specified in our amended and restated bylaws. To be timely for our 2027 annual meeting of stockholders, our Secretary must receive the written notice at the address above:

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no earlier than the close of business on February 17, 2027 (120 days prior to the one-year anniversary of the 2026 annual meeting of stockholders); and
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no later than the close of business on March 19, 2027 (90 days prior to the one-year anniversary of the 2026 annual meeting of stockholders).

In the event that we hold our 2027 annual meeting of stockholders more than 30 days before or more than 60 days after the one year anniversary of the Annual Meeting, notice of a stockholder proposal that is not intended to be included in our proxy statement must be delivered, or mailed and received, by no earlier than the close of business on the 120th day before the first anniversary of the Annual Meeting and no later than the close of business on the later of:

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the 90th day prior to our 2027 annual meeting of stockholders; or
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the 10th day following the day on which disclosure of the date of our 2027 annual meeting of stockholders is first made.

If a stockholder who has properly notified us of their or its intention to present a proposal at an annual meeting of stockholders does not appear to present their or its proposal at such annual meeting, we are not required to present the proposal for a vote at such annual meeting.

Nomination of Director Candidates

Our amended and restated bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must timely provide the notice and information required by our amended and restated bylaws, which, in general, require that such notice and information be received by our Secretary within the time periods described above under the heading within this section titled “Stockholder Proposals” for stockholder proposals that are not intended to be included in a proxy statement. In addition to satisfying the foregoing requirements, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19(b) under the Exchange Act.

We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

Availability of Bylaws

A copy of our amended and restated bylaws is available via the SEC’s website at https://www.sec.gov. You may also contact our Secretary at the address set forth above for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

OTHER MATTERS

Fiscal Year 2026 Annual Report and SEC Filings

Our financial statements for our fiscal year ended January 31, 2026, are included in our Annual Report, which we will make available to stockholders along with this proxy statement. This proxy statement and our annual report are posted on our website at https://investors.servicetitan.com and are available from the SEC at its website at https://www.sec.gov. You may also obtain a copy of our annual report without charge by sending a written request to ServiceTitan, Inc., Attention: Investor Relations, 800 N. Brand Blvd., Suite 100, Glendale, California 91203. A reasonable fee will be charged for copies of exhibits.

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The board of directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the enclosed proxy card will have discretion to vote the shares of our common stock they represent in accordance with their own judgment on such matters.

It is important that your shares of our common stock be represented at the Annual Meeting, regardless of the number of shares that you hold. You are therefore urged to vote by telephone or by using the Internet as instructed on the enclosed proxy card or executing and returning, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.

By Order of the Board of Directors,

Ara Mahdessian

Co-Founder, Chief Executive Officer and Chairperson of the Board of Directors

Glendale, California

May 5, 2026

APPENDIX A – DEFINITIONS AND Non-GAAP Financial Measures

Definitions

Gross Dollar Retention Rate. To calculate our gross dollar retention rate as of a given quarter, we first calculate prior period annualized billings. We then identify the value of annualized billings from any customers whose billings were zero in the current period (excluding the impact of credits), which we refer to as churn. We then divide (a) the prior period annualized billings minus churn by (b) the prior period annualized billings to calculate the gross dollar retention rate.

We define annualized billings for a given quarter as the annualized value of the quarterly amount invoiced for our Core and Pro products, net of reserves, and the quarterly revenue recognized for our FinTech products. Contracts for our platform solutions range from monthly to multi-year. While monthly subscribers as a group have historically maintained or increased their subscriptions over time, there is no guarantee that any particular customer on a monthly subscription will renew its subscription in any given month, and therefore the calculation of annualized billings for these monthly subscriptions may not accurately reflect revenue to be received over a 12-month period from such customers. There may be seasonal fluctuations in annualized billings as a result of heightened demand for our customers during peak times. Annualized billings should be viewed independently of, and not as a replacement for, revenue and does not represent our revenue on an annualized basis.

Net Dollar Retention Rate. This measures the increase in annualized billings across our existing customer base by comparing the annualized billings from the same set of customers across comparable periods. To calculate our net dollar retention rate as of a given quarter, we first calculate annualized billings from the cohort of all customers billed in the same quarter in the prior year (the “prior period annualized billings”). We then calculate annualized billings from these same customers as of the current quarter (the “current period annualized billings”). Current period annualized billings includes the effect of any expansion, contraction or churn over the trailing 12 months. We divide (a) current period annualized billings by (b) prior period annualized billings to arrive at the net dollar retention rate. When calculating net dollar retention rate, we do not include the billings from any customers that were acquired as the result of our acquisition of a business until the completion of the first full quarter following the one-year anniversary of the acquisition.

Non-GAAP Financial Measures

This Proxy Statement includes non-GAAP operating margin and non-GAAP free cash flow.

Non-GAAP Operating Margin

In addition to our results prepared in accordance with GAAP, we believe non-GAAP operating margin is useful in evaluating our operating performance. This measure, however, has certain limitations in that it reflects the exercise of judgment by our management about which expenses are excluded or included and does not include the impact of certain expenses that are reflected in our consolidated statement of operations that are necessary to run our business. This non-GAAP financial measure should be considered in addition to, not as a substitute for or in isolation from, our financial results determined in accordance with GAAP. We caution investors that amounts presented in accordance with our definition of non-GAAP operating margin may not be comparable to similar measures disclosed by other companies because not all companies and analysts calculate this measure in the same manner.

We define non-GAAP operating margin as GAAP operating margin less (i) stock-based compensation expense (including expense related to the Co-Founder PSUs) and related employer payroll taxes, (ii) amortization of acquired intangible assets, (iii) restructuring charges, (iv) acquisition-related items, and (v) loss on operating lease assets. Please refer to the section titled “Non-GAAP Financial Measures” in our Annual Report for a description of why we believe that excluding these items provides information that is helpful in understanding our operating results, evaluating our future prospects, comparing our financial results across accounting periods, and comparing our financial results to our peers.

Free Cash Flow

We define free cash flow as GAAP net cash provided by (used in) operating activities less cash used for investing activities for capitalized internal use software and less cash paid for purchases of, and deposits for, property and equipment. We believe that free cash flow is a meaningful indicator of our sources of liquidity and capital requirements that provides information to management and investors in evaluating the cash flow trends of our business. Once our business needs and obligations are met, cash can be used to maintain a strong balance sheet and invest in future growth. Free cash flow has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Other companies may calculate free cash flow or similarly titled non-GAAP measures differently, which could reduce the usefulness of free cash flow as a tool for comparison. In addition, free cash flow does not reflect mandatory debt service and other non-discretionary expenditures that are required to be made under contractual commitments and does not represent the total increase or decrease in our cash balance for any given period.

GAAP to Non-GAAP Reconciliation

The following tables presents reconciliations of the applicable GAAP financial measures to the non-GAAP financial measures included in this Proxy Statement for the periods presented:

	Fiscal
	2026	2025
GAAP operating margin	(17.6)%	(29.8)%
Stock-based compensation expense and related employer payroll taxes	15.9%	19.5%
Stock-based compensation expense - Co-Founders performance based RSUs	5.6%	1.9%
Amortization of acquired intangible assets	4.7%	5.9%
Restructuring charges	—%	0.3%
Acquisition-related items	0.1%	0.3%
Loss on operating lease assets	1.1%	5.1%
Non-GAAP operating margin	9.8%	3.3%

*Totals may not foot due to rounding.

	Fiscal
	2026	2025
	(in thousands)
Net cash provided by operating activities	$110,131	$37,053
Capitalized internal-use software	(19,877)	(17,799)
Purchase of property and equipment	(4,704)	(3,800)
Deposits for property and equipment	(477)	—
Non-GAAP free cash flow	$85,073	$15,454

SCAN TO VIEW MATERIALS & VOTEVOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 17, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/TTAN2026You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 17, 2026. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.SERVICETITAN, INC.800 N. BRAND BLVD., SUITE 100GLENDALE, CALIFORNIA 91203V74692-P26469SERVICETITAN, INC.To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.FOR All WITHHOLD AllFOR All ExceptThe Board of Directors recommends you vote FOR the following:!!!1. To elect three Class I directors to serve until our 2028 annual meeting of stockholders and until their successors are duly elected and qualified. Nominees:01) Tim Cabral02) William Hsu03) Ara MahdessianFORABSTAINAGAINSTThe Board of Directors recommends you vote FOR the following proposal:!!!2. To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year endingJanuary 31, 2026.NOTE: The proxy holders will vote in their discretion on such other business as may properly come before the Annual Meeting or any adjournments, continuations, or postponements thereof.Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

T00345-P48048

The stockholder(s) hereby appoint(s) Ara Mahdessian, Dave Sherry, and Olive Huang, and each of them, with power to act without the other and with the power of substitution and resubstitution, as proxies and attorneys-in-fact, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A common stock and Class B common stock of ServiceTitan, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 12:00 pm Pacific Time, on June 17, 2026, virtually at www.virtualshareholdermeeting.com/TTAN2026, and any adjournment, continuation, or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. The above named proxies are authorized to vote in their discretion (x) for the election of any person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, (y) on any matter that the Board of Directors did not know would be presented at the Annual Meeting of Stockholders by a reasonable time before the proxy solicitation was made, and (z) upon such other matters as may properly come before the Annual Meeting of Stockholders and at any adjournment or postponement thereof.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

Important Notice Regarding the Availability of Proxy Materials for the 2026 Annual Meeting:The Notice, Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.V74693-P26469SERVICETITAN, INC.ANNUAL MEETING OF STOCKHOLDERS[ASM DATE], 2026 12:00 PM PACIFIC TIME THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORSThe stockholder(s) hereby appoint(s) Ara Mahdessian, Dave Sherry, and Olive Huang, and each of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A common stock and Class B common stock of ServiceTitan, Inc. that the stockholder(s)is/are entitled to vote at the Annual Meeting of Stockholders to be held at 12:00 pm Pacific Time, on [ASM DATE], 2026, virtuallyat www.virtualshareholdermeeting.com/TTAN2026, and any adjournment, continuation, or postponement thereof.This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. The above named proxies are authorized to vote in their discretion upon such other business as may properly come before the Annual Meeting or any adjournments, continuations, or postponements thereof.CONTINUED AND TO BE SIGNED ON REVERSE SIDE